RECAPITALIZATION AGREEMENT

                                  BY AND AMONG

                       PARACELSUS HEALTHCARE CORPORATION,

                             PHC/CHC HOLDINGS, INC.

                                   AS PARENTS,

                                       and

                    PHC/PSYCHIATRIC HEALTHCARE CORPORATION.,

                            PHC-SALT LAKE CITY, INC.,

                    PARACELSUS PIONEER VALLEY HOSPITAL, INC.,

                        PIONEER VALLEY HEALTH PLAN, INC.,

                            PHC-JORDAN VALLEY, INC.,

                  PARACELSUS PHC REGIONAL MEDICAL CENTER, INC.,

                        PARACELSUS DAVIS HOSPITAL, INC.,

                               PHC UTAH, INC., and

                             CLINICARE OF UTAH, INC.

                                   AS SELLERS,

                                       and

                           JLL HOSPITAL, LLC, AS BUYER

                           Dated as of August 16, 1999



                                table of contents


ARTICLE I. DEFINITIONS....................................................................................1
         1.1.     Definition of Certain Terms.....................................             1

ARTICLE II. PRE-CLOSING TRANSACTIONS; RECAPITALIZATION..................................      12
         2.1.     Pre-Closing Transactions......................................              12
         2.2.     Assets..................................................................... 12
         2.3.     Excluded Assets............................................................ 14
         2.4.     Assumption of Liabilities.................................................. 15
         2.5.     Excluded Liabilities......................................................  15
         2.6.     Consent of Third Parties................................................... 17

ARTICLE III. THE CLOSING..................................................................... 18
         3.1.     Closing.................................................................... 18
         3.2.     Buyer's Delivery of the Transaction Consideration.......................... 18
         3.3.     Closing Deliveries......................................................... 18

                  3.3.1.     Seller Deliveries............................................... 18
                  3.3.2.     Buyer Deliveries................................................ 20

         3.4.     Post-Closing Adjustments to Cash Purchase Price...........................  20

ARTICLE IV. REPRESENTATIONS AND WARRANTIES................................................... 22
         4.1.     Representations and Warranties of the Seller............................... 22

                  4.1.1.     Authorization, etc.............................................. 22
                  4.1.2.     Corporate Status................................................ 23
                  4.1.3.     No Conflicts, etc............................................... 23
                  4.1.4.     Seller Financial Statements..................................... 23
                  4.1.5.     Absence of Changes.............................................. 23
                  4.1.6.     Litigation...................................................... 24
                  4.1.7.     Compliance with Laws............................................ 24
                  4.1.8.     Government Program Participation................................ 24
                  4.1.9.     Cost Reports.................................................... 25
                  4.1.10.    JCAHO Accreditation............................................. 25
                  4.1.11.    Governmental Approval........................................... 25
                  4.1.12.    Fraud and Abuse................................................  25
                  4.1.13.    Hill-Burton Loans..............................................  26
                  4.1.14.    Interests......................................................  26
                  4.1.15.    Assets.......................................................... 26
                  4.1.16.    Material Contracts.............................................. 27
                  4.1.17.    Intellectual Property........................................... 27
                  4.1.18.    Owned Real Property............................................. 28
                  4.1.19.    Leases.......................................................... 28
                  4.1.20.    Environmental Matters........................................... 29
                  4.1.21.    Employment Relations............................................ 29
                  4.1.22.    Employee Benefit Plans.......................................... 30
                  4.1.23.    Accounts Receivable............................................. 31
                  4.1.24.    Insurance....................................................... 32
                  4.1.25.    Taxes........................................................... 32
                  4.1.26.    Affiliate Transactions.........................................  34
                  4.1.27.    Brokers, Finders, etc..........................................  34
                  4.1.28.    Disclosure...................................................... 35
                  4.1.29.    Solvency......................................................   35
                  4.1.30.    Disclaimer of Warranties........................................ 35
                  4.1.31.    Absence of Undisclosed Liabilities.............................. 35
                  4.1.32.    Inventory....................................................... 35
                  4.1.33.    Year 2000 Compliance............................................ 35
                  4.1.34.    Holdco Capitalization........................................... 36
                  4.1.35.   Holdco Information............................................... 36

          4.2.     Representations and Warranties of the Buyer.  Buyer represents
                     and warrants to Seller as follows:                                       37
                  4.2.1.     Corporate Status; Authorization, etc............................ 37
                  4.2.2.     No Conflicts, etc............................................... 37
                  4.2.3.     Litigation...................................................... 38
                  4.2.4.     Financial Capability............................................ 38
                  4.2.5.     No Current Operations........................................... 38
                  4.2.6.     No Brokers...................................................... 38
                  4.2.7.     Disclosure...................................................... 38
                  4.2.8.     Solvency........................................................ 38

         4.3.     Representations and Warranties of Parent.

                  4.3.1.     Authorization, etc.............................................. 38
                  4.3.2.     Corporate Status................................................ 39
                  4.3.3.     No Conflicts, etc............................................... 39
                  4.3.4.     Fraud and Abuse................................................. 39
                  4.3.5.     Solvency........................................................ 39

ARTICLE V. COVENANTS......................................................................... 40
         5.1.     Covenants of Seller........................................................ 40

                  5.1.1.     Conduct of Business............................................  40
                  5.1.2.     Access and Information.......................................... 41
                  5.1.3.     Further Assurances.............................................. 42
                  5.1.4.     Schedules....................................................... 42
                  5.1.5.     Purchasing Contract.........................................     42
                  5.1.6.     Use of Names...................................................  42
                  5.1.7.     Title and Survey Matters.........................................42
                  5.1.8.     Expansion Project............................................... 44
                  5.1.9.     Year 2000 Project Plan.......................................... 44
                  5.1.10.    Bonuses........................................................  44

         5.2.     Covenants of Buyer......................................................... 45
                  5.2.1.     Further Assurances..........................................     45
                  5.2.2.     Post-Closing Access to Information.............................  45
                  5.2.3.     Preservation and Access to Patient Records After the Closing.... 45
                  5.2.4.     Confidentiality..........................................        45
                  5.2.5.     Release of Letter of Credit..................................... 46
                  5.2.6.     Financing Commitment. .......................................... 46
                  5.2.7.     Return of Privileged Documents.................................. 46
                  5.2.8.     Amendment to Holdco Certificate of Incorporation................ 47

         5.3.     Additional Covenants.....................................................   47
                  5.3.1.     Hart Scott Rodino............................................... 47
                  5.3.2.     Other Government Consents....................................... 47
                  5.3.3.     Best Efforts; No Inconsistent Action............................ 48
                  5.3.4.     Press Releases................................................   48
                  5.3.5.     Stockholders Agreement.......................................... 48
                  5.3.6.     Termination of Affiliate Transactions........................... 48

         5.4.     Tax Matters Covenants.....................................................  48
                  5.4.1.     Code Section 338(h)(10) Election; Allocation of Transaction
                             Consideration...........                                         48
                  5.4.2.     Transferors'Taxes and Returns.................................   49
                  5.4.3.     PHC's Returns for Tax Periods Including the Closing Date........ 49
                  5.4.4.     Tax Periods Ending on or Before the Closing Date................ 50
                  5.4.5.     Tax Periods Beginning Before and Ending After the Closing Date.. 50
                  5.4.6.     Cooperation on Tax Matters...................................... 52
                  5.4.7.     Tax Sharing Agreements........................................   52
                  5.4.8.     Audits.......................................................... 52
                  5.4.9.     Carrybacks.....................................................  53
                  5.4.10.    LLC Entity Tax Years Beginning Before and Ending After Closing.. 53
                  5.4.11.    Tax Indemnification.......................................       53
                  5.4.12.    Procedures Relating to Indemnification of Tax Claims............ 54

ARTICLE VI. CONDITIONS PRECEDENT...................................................           55
         6.1.     Conditions to Obligations of Each Party.............................        55

                  6.1.1.     HSR Action Notification.....................................     55
                  6.1.2.     No Injunction, etc............................................   55
                  6.1.3.     Government Approvals.........................................    55

         6.2.     Conditions to Obligations of the Buyer.................................     55
                  6.2.1.     Representations, Performance..................................   55
                  6.2.2.     Collateral Agreements........................................... 56
                  6.2.3.     Reorganization.................................................. 56
                  6.2.4.     No Material Adverse Effect...................................... 56
                  6.2.5.     Title Commitment..............................................   56
                  6.2.6.     Consents........................................................ 56
                  6.2.7.     FIRPTA Affidavit...............................................  56
                  6.2.8.     Financing.....................................................   56

         6.3.     Conditions to Obligations of the Seller.................................... 56
                  6.3.1.     Representations, Performance, etc............................... 56
                  6.3.2.     Collateral Agreements..........................................  57
                  6.3.3.     Letter of Credit................................................ 57
                  6.3.4.     Buyer's Certificate............................................. 57

ARTICLE VII. EMPLOYEES AND EMPLOYEE BENEFIT PLANS............................................ 57
         7.1.     Employment of Seller's Employees........................................... 57
         7.2.     Welfare and Fringe Benefit Plans..........................................  58
         7.3.     Workers Compensation....................................................... 59
         7.4.     Employment Taxes........................................................... 59
         7.5.     No Continuing Obligation................................................... 59

ARTICLE VIII. TERMINATION.................................................................    60
         8.1.     Termination...............................................................  60
         8.2.     Break-Up Fee............................................................... 60
         8.3.     Effect of Termination...................................................... 60

ARTICLE IX. ADDITIONAL AGREEMENTS............................................................ 60
         9.1.     Seller's Cost Reports...................................................... 60
         9.2.     Misdirected Payments......................................................  61
         9.3.     WARN Act................................................................... 61
         9.4.     Power of Attorney for D.E.A. Registration Number(s) and Utah Pharmacy
                  License(s)...............                                                   61
         9.5.     Covenant Not to Compete.................................................... 61

ARTICLE X. INDEMNIFICATION...............................................................     62
         10.1.    Indemnification..........................................................   62
         10.2.    Survival of Representations and Warranties, etc............................ 64
         10.3.    Limitations on Indemnification Provisions; Exclusive Remedy................ 65

                  10.3.1.    Limitation on Indemnification................................... 65
                  10.3.2.    Waiver of Non-Compensatory Damages.............................. 65
                  10.3.3.    Exclusive Remedy; Waiver and Release............................ 65

ARTICLE XI. MISCELLANEOUS.................................................................... 65
         11.1.    Expenses................................................................... 65
         11.2.    Severability...........................................................     66
         11.3.    Notices.................................................................... 66
         11.4.    Miscellaneous.............................................................. 67

                  11.4.1.    Headings........................................................ 67
                  11.4.2.    Entire Agreement................................................ 67
                  11.4.3.    Counterparts.................................................... 67
                  11.4.4.    Governing Law, etc.............................................. 67
                  11.4.5.    Binding Effect.................................................. 67
                  11.4.6.    Assignment...................................................... 67
                  11.4.7.    No Third Party Beneficiaries.................................... 67
                  11.4.8.    Amendment; Waivers, etc......................................... 68
                  11.4.9.    Specific Performance............................................ 68



SCHEDULES

Schedule 2.3             Assets
Schedule 2.3(n)          Excluded Interests
Schedule 2.5(b)          Certain Excluded Liabilities
Schedule 3.1             Recapitalization Transactions
Schedule 4.1.3           Conflicts

Schedule 4.1.5           Changes Post-Seller Financial Statements Date
Schedule 4.1.6           Litigation (Seller)
Schedule 4.1.7           Compliance with Laws (Seller)
Schedule 4.1.8           Medicare/Medicaid Contingencies
Schedule 4.1.9           Amounts Owed to the Programs
Schedule 4.1.10          JCAHO Contingencies
Schedule 4.1.11          Governmental Approvals
Schedule 4.1.12          Applicable Executives
Schedule 4.1.14          Interests
Schedule 4.1.15          Encumbrances
Schedule 4.1.16(a)       Material Contracts
Schedule 4.1.16(b)       Defaults on Material Contracts
Schedule 4.1.17          Intellectual Property
Schedule 4.1.18          Owned Real Property
Schedule 4.1.19          Leases
Schedule 4.1.20          Environmental Matters
Schedule 4.1.20(a)       Certain Leased Real Property
Schedule 4.1.21          Employment Relations
Schedule 4.1.22(a)       Employee Benefit Plans
Schedule 4.1.22(e)       Exceptions to ERISA and the Code
Schedule 4.1.22(f)       Exceptions to "qualifications" under the Code
Schedule 4.1.22(k)       Exceptions to the WARN Act
Schedule 4.1.23          Accounts Receivable
Schedule 4.1.24          Insurance Policies
Schedule 4.1.25          Tax Matters
Schedule 4.1.33          Year 2000 Compliance
Schedule 4.1.35          Holdco Assets
Schedule 4.2.2           Governmental Approvals or Consents to be obtained by Buyer
Schedule 4.2.3           Litigation (Buyer)
Schedule 5.3.6           Affiliate Transactions
Schedule 5.4.1           Allocation of Transaction Consideration
Schedule 7.1             Additional Offerees
Schedule 7.2             COBRA Employees




                                LIST OF EXHIBITS

Exhibit A         Facilities
Exhibit B         Interests

Exhibit C         Net Working Capital
Exhibit D         Terms of License Agreement
Exhibit E         Terms of Stockholders Agreement
Exhibit F         Terms of Transition Services Agreements

Exhibit G         Matters to be covered by Seller Legal Opinion



                           RECAPITALIZATION AGREEMENT

         THIS RECAPITALIZATION AGREEMENT ("Agreement") is made and entered into as of August 16, 1999, by and among PARACELSUS HEALTHCARE CORPORATION, a California corporation ("PHC"), PHC/CHC HOLDINGS, INC., a Delaware corporation ("PHC Holdings" and, together with PHC, collectively, "Parent"), PHC/PSYCHIATRIC HEALTHCARE CORPORATION, a Delaware corporation ("Holdco"), PHC-SALT LAKE CITY, INC., a Utah corporation ("PHC-Salt Lake"), PARACELSUS PIONEER VALLEY HOSPITAL, INC., a Utah corporation ("Paracelsus Pioneer"), PIONEER VALLEY HEALTH PLAN, INC., a Utah Corporation ("PVHP"), PHC-JORDAN VALLEY, INC., a Utah corporation ("PHC-Jordan"), PARACELSUS PHC REGIONAL MEDICAL CENTER, INC., a Utah corporation ("Paracelsus-PHC"), PARACELSUS DAVIS HOSPITAL, INC., a Utah corporation ("Paracelsus Davis"), PHC UTAH, INC., a Delaware corporation ("PHC Utah"), CLINICARE OF UTAH, INC., a Utah Corporation, ("Clinicare"), (Holdco, PHC-Salt Lake, Paracelsus Pioneer, PVHP, PHC-Jordan, Paracelsus-PHC, Paracelsus Davis, PHC Utah and Clinicare, are referred to hereinafter individually, jointly and severally as the "Seller"), and JLL HOSPITAL, LLC, a Delaware limited liability company ("Buyer").

                                                         W I T N E S S E T H:

         WHEREAS, Seller owns or leases the acute care hospitals and other health care facilities set forth in Exhibit A hereto (collectively, the "Facilities");

         WHEREAS, Seller owns the capital stock or other equity interests set forth on Exhibit B hereto in the various corporations, partnerships, limited liability companies and other entities listed therein in connection with Seller's health care-related operations in the Salt Lake City, Utah area (collectively, "the Interests");

         WHEREAS, Buyer wishes to acquire, and Seller wishes to sell, assign and transfer substantially all of the assets and properties, including the Facilities and the Interests, owned, leased or used by Seller in the operations of the Business in the manner and upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, an election will be made to treat Buyer as a corporation for U.S. federal income Tax purposes;

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations and warranties made herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         1.1. Definition of Certain Terms. The terms defined in this Article I, whenever used in this Agreement (including in the Schedules), shall have the respective meanings indicated below for all purposes of this Agreement. All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

                  Accounts Receivable:  as defined in Section 2.2(d).

                  Adjusted Cash Purchase Price:  as defined in Section 3.4(a).

                  Affiliate: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person.

                  Affiliate Transactions: all accounts payable, notes payable, accounts receivable and Contracts, whether or not entered into in the ordinary course of the Business, to or by which Seller or the Business, on the one hand, and Seller's Affiliates, on the other hand, are a party or are otherwise bound, or by which any of the Assets is bound or pursuant to which Seller or the Business has made or is obligated to make payments or incur expenses to or for the benefit of Seller's Affiliates.

                  Agreement: this Recapitalization Agreement, including the Schedules hereto.

                  Applicable Executives:  the individuals set forth on Schedule
                  4.1.12 hereto.

                  Applicable Law: all applicable statutes, laws, rules, regulations, ordinances, codes, judgments, decrees or order of any Governmental Authority having jurisdiction over Seller, the Assets or the Business.

                  Applicable Rate:  as defined in Section 3.4(b)

                  Assets:  as defined in Section 2.2.

                  Assumed Liabilities:  as defined in Section 2.4

                  Assumption Agreement:  as defined in Section 2.4.

                  Benefit Liabilities: liabilities, obligations, commitments, damages and costs payable under any Employee Benefit Plan.

                  Best Efforts: best efforts reasonable under the circumstances, excluding, except to the extent specifically provided herein, the payment of any money or other consideration to any third party or the commencement of any litigation.

                  Books and Records:  as defined in Section 2.2(g).

                  Business: the business conducted by Seller relating to Seller's ownership and operation of the Facilities, Clinicare, PVHP and the Interests.

                  Business Day: shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Utah are authorized or required to close.

                  Buyer:  as defined in the first paragraph of this Agreement.

                  Buyer Indemnitees:  as defined in Section 10.1(a).

                  Buyer's  Certificate:  the certificate to be executed by Buyer
         (i) describing the agreements and instruments executed by Seller in connection with the Pre-Closing Transactions and the transaction contemplated by Paragraph 1 of Schedule 3.1 that have been furnished to Buyer and (ii) certifying that the Pre-Closing Transactions and the transactions contemplated by Paragraph 1 of Schedule 3.1 have been completed in a manner satisfactory to Buyer.

                  Buyer's 401(k) Plan:  as defined in Section 7.1(d)

                  Buyer's Pre-Closing Expansion Costs: as defined in Section 3.4(c)

                  Cash Purchase Price: the cash to be delivered to Seller at Closing as set forth on Schedule 3.1.

                  CERCLA: the Comprehensive Environmental Response,Compensation and Liability Act, 42 U.S.C. ss.9601 et seq.

                  Clean Up: all action required to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment,
         (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

                  Closing:  as defined in Section 3.1.

                  Closing Date:  as defined in Section 3.1.

                  Closing Net Working Capital:  as defined in Section 3.4(a)

                  Code:  the Internal Revenue Code of 1986, as amended.

                  Collateral Agreements: the Stockholders Agreement, the Transition Services Agreement, the License Agreement, the Buyer's Certificate and each of the agreements and other documents and instruments described in Section 3.3.

                  Commitment Letter:  as defined in Section 4.2.4

                  Confidential Information:  as defined in 5.2.4

                  Consent: any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of registration, certificate, declaration or filing with, or report or notice to, any Person, including but not limited to any Governmental Authority but expressly excluding the procurement by Buyer of provider contracts with the Programs.

                  Construction Agreement: the agreement dated as of December 1, 1998, by and between PHC-Jordan and McDevitt Street
                  Bovis relating to additions and renovations at Jordan Valley Hospital.

                  Contracts:  those Assets described in Section 2.2(h).

                  Contractor: collectively, the General Contractor, the Sub-Contractors and the Other Contractors.

                  Contractors' Interim Invoices:  as defined in Section 5.1.8.

                  Control (including the terms "controlled by" and "under common control with"): the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

                  Corporation:  as defined in Section 4.1.14.

                  Cost Reports:  as defined in Section 4.1.9

                  Current Program Receivables: Program Receivables which have been billed since the close of the most recent cost reporting fiscal year.

                  Cut-Off Invoices:  as defined in Section 5.1.8.

                  D.E.A.: the United States Department of Justice Drug Enforcement Agency.

                  Deliverables: the deliverables summarized in the Year 2000 Project Plan with respect to the operation of the Business and the Facilities.

                  Department of Health:  The Utah Department of Health.

                  $ or dollars:  lawful money of the United States.

                  DOJ:  the United States Department of Justice.

                  Draw Request: the monthly invoice of the General Contractor representing the monthly draw, in arrears, of the General Contractor and the Sub-Contractors, with respect to the Expansion Project.

                  Effective Time:  as defined in Section 3.1.

                  Election:  as defined in Section 5.4.1

                  Employees: collectively, any employee or former employee employed or formerly employed in the operation of the Business or the beneficiaries or dependents of any such employee or former employee.

                  Employee Benefit Plan:  as defined in Section 4.1.22.

                  Environmental Authorities: the United States Environmental Protection Agency, and all other federal, state, regional, county or local government authorities authorized or having jurisdiction to enforce Environmental Laws.

                  Environmental Laws: any applicable federal, state or local statute, law, rule, regulation, ordinance, code or rule of common law in effect as of the Closing Date (including any amendments in effect as of the Closing Date) relating to the pollution or protection of the environment, or to exposure to or Releases into the indoor or outdoor environment of Hazardous Substances, including without limitation, CERCLA; The Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901, et seq.; the Federal Water Pollution Control Act, 33
         U.S.C. ss.ss. 1201, et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601, et seq.; the Clean Air Act, 42 U.S.C. ss.ss. 7401, et seq.; and the Medical Waste Tracking Act of 1988, 42 U.S.C., ss. 6992, et seq.

                  Environmental Permits: all permits, licenses, registrations and other authorizations required under Environmental Laws to operate a Facility or to Release, use or dispose of Hazardous Substances used, stored, generated, treated, transported or Released by or on behalf of the Facilities.

                  Environmental Proceedings: any proceeding initiated by an Environmental Authority or by any other third party, under any Environmental Law related to or regarding the Facilities, the Assets or the Real Property or the use, release or disposal of Hazardous Substances by Seller or otherwise on or from the Facilities.

                  Environmental Reports:  as defined in Section 4.1.20.

                  Equipment:  as defined in Section 2.2(b).

                  Equity Investment:  as defined in Section 5.2.6.

                  ERISA: the Employee Retirement Income Security Act of 1974, as amended.

                  ERISA Affiliates:  as defined in Section 4.1.22(a).

                  Excluded Assets:  as defined in Section 2.3.

                  Excluded Liabilities:  as defined in Section 2.5.

                  Expansion Costs:  as defined in Section 5.1.8.

                  Expansion Costs Invoices:  as defined in Section 3.4(c).

                  Expansion Project:  as defined in Section 5.1.8.

                  Facilities:  as defined in the Recitals.

                  Financing Ceiling:  as defined in Section 5.2.6

                  FIRPTA Affidavit:  as defined in Section 6.2.7.

                  FTC:  the Federal Trade Commission.

                  GAAP: generally accepted accounting principles as in effect in the United States.

                  General Contractor:  McDevitt Street Bovis.

                  Governmental Approval: any consent, permit, license, certificate, franchise approval or authorization of any Governmental Authority, but expressly excluding any Environmental Permit and the procurement by Buyer of provider contracts with the Programs.

                  Governmental Authority: any federal, state or local governmental authority, agency, court, department, bureau, board or commission, domestic or foreign.

                  Hazardous Substances: all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss.300.5, or defined as such by, or regulated as such under, any Environmental Law, including, without limitation, friable asbestos, asbestos-containing material and poly-chlorinated biphenyls, radioactive wastes and radioactive substances.

                  Holdco:  PHC/Psychiatric Healthcare Corporation.

                  Holdco Common Stock:  as defined in Section 4.1.34.

                  Hospitals:  the hospitals set forth on Exhibit A hereto.

                 HSR Act:  the Hart-Scott-Rodino Anti-trust Improvements Act of
                  1976, as amended.

                  Indemnified Party:  as defined in Section 10.1(c).

                  Independent Accounting Firm: as defined in Section 3.4(a)(ii).

                  Initial Allocation:  as defined in Section 5.4.1.

                  Indemnifying Party:  as defined in Section 10.1(c).

                 Intellectual Property: all (a) trademarks (registered or unregistered), service marks, trade names, assumed names and logos (other than the Excluded Assets) (b) copyrights and computer software and registrations thereof and applications therefor (other than the Excluded Assets); and (c) if any, patents and patent applications (as applicable) and (d) all agreements and licenses relating to any of the foregoing owned, filed or licensed by Seller and used in the Business.

                  Interests:  as defined in the Recitals.

                  Inventory:  as defined in Section 2.2(c).

                  IRS:  the Internal Revenue Service.

                  Jordan Valley Hospital: The Hospital owned and operated by PHC-Jordan and listed on Exhibit A.

                Leased Real Property:  the Real Property subject to the Leases.

                 Leases:  means the real property leases and subleases pursuant to which the Seller is the lessee, lessor, sublessee or sublessor and that pertain to the Business as listed and described in Schedule 4.1.19.

                  Letter of Credit: the letter of credit in the amount of $7,550,750 issued by Paribas in favor of AHP of Utah, Inc. or any successor thereof, securing obligations under the Pioneer Valley Lease.

                  License Agreement: the agreement to be executed by Seller and Buyer providing for the license of certain Intellectual Property substantially in the form of Exhibit D hereto.

                  Lien: any mortgage, pledge, security interest, encumbrance, recorded easement, encroachment, option or lien on any real or personal property.

                  Litigation:  as defined in Section 4.1.6.

                  LLC Interests:  as set forth on Exhibit B.

                  Losses:  as defined in Section 10.1.

                 Material Adverse Effect: a material adverse effect (i) with respect to Seller, on the Assets, business, operations, environmental liability, financial condition or results of operations of the Business taken as a whole, and (ii) with respect to Buyer, on the assets, business, operations, environmental liability, financial condition or results of operations of Buyer taken as a whole.

                 Material Contract:  as defined in Section 4.1.16(a).

                 Material Intellectual Property:  as defined in Section 4.1.17.

                 Medical Benefit Plan:  as defined in Section 7.2(a).

                 Minimum Claim Amount:  as defined in Section 10.3.1.

                 Net Working Capital:  as defined in Exhibit C hereto.

                 Offerees:  as defined in Section 7.1(a).

                 Other Contractors: any architect, construction manager, contractor, engineer, laborer, supplier, independent contractor or construction consultant used in connection with the Expansion Project, other than the General Contractor and the Sub-Contractors.

                 Other LLC Entities:  as defined in Section 4.1.25

                 Owned Real Property: the real property owned by Seller and used in the operation of the Business, as listed on
                 Schedule 4.1.18.

                 Parent:  collectively, PHC and PHC Holdings.

                 Party or Parties: either the Buyer or any of the Sellers, or all of them, as the context requires.
                  Permitted  Liens:  (i)  Except for Liens  securing  the Seller

        Indebtedness, Liens securing liabilities which are reflected or reserved against in the Seller Financial Statements to the extent so reflected or reserved, (ii) Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings
        (iii) Liens arising or imposed by law in the ordinary course of business (including easements, permits, zoning requirements and other restrictions of record or limitations on the use of real property or irregularities in title thereto and Liens for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like) that do not materially detract from the value of the Assets or materially interfere with Seller's use thereof in the operation of the Business and which do not involve an amount in excess of $50,000 individually,
        (iv) Liens, including those arising by operation of law, otherwise relating to the liabilities to be assumed by Buyer pursuant to Section
        2.4 hereof and (v) Liens set forth on Schedules 4.1.14, 4.1.15 and 4.1.18.

                 Person:  any  natural  person,  firm,  partnership,
                 association,   corporation,  company,  trust,  business trust,
                 Governmental Authority or other entity.

                 PHC:  Paracelsus Healthcare Corporation.

                 Pioneer Valley Hospital: the Hospital leased and operated by Paracelsus Pioneer and listed on Exhibit A.

                 Pioneer Valley Lease: the lease dated as of May 15, 1996 by and between Paracelsus Pioneer and American Health Properties, Inc., as amended from time to time, governing the lease of the real property and the improvements thereon used by Paracelsus Pioneer to operate Pioneer Valley Hospital.

                 Pioneer Valley Real Property: the real property governed by the Pioneer Valley Lease.

                 Pre-Closing Net Working Capital: an amount equal to $19,451,000.
                 Pre-Closing Period:  as defined in Section 3.4(c).

                 Pre-Closing Tax Period:  as defined in Section 5.4.11.

                 Pre-Closing Transactions:  as defined in Section 2.1.

                 Privileged Documents: shall mean any documents of Seller subject to the attorney-client privilege or the work product privilege except for those documents the disclosure or transfer of which would not, in the good faith opinion of Seller after consulting with legal counsel, result in a loss of any such privilege with respect to the subject matter of any pending, threatened or possible cause of action or judicial or administrative action, suit, proceeding or investigation.

                  Program Receivables: accounts receivable owing to Seller pursuant to its provider contracts with the Programs.

                  Programs:  the Medicare, Medicaid and TRICARE programs.

                  Progress Reports:  as defined in Section 4.1.33.

                 Purchasing Contracts: (i) the Purchasing Agreement dated August 2, 1999 entered into by and between Paracelsus Healthcare Corporation and Tenet HealthSystem Medical, Inc., having a term of two
        (2) years  commencing on August 1, 1999 and ending on July 31, 2001 and
        (ii) the Agreement dated November 20, 1996 entered into by and between Health Services Corporation of America and Paracelsus Healthcare Corporation, having a term of three (3) years commencing on November 20, 1996 and ending on November 19, 1999.

                  Pro-Rated Draw Requests:  as defined in Section 5.1.8.

                  Real Property:  as defined in Section 2.2(a).


                  Recapitalization Transactions: the transactions to be completed as set forth on Schedule 3.1 hereto.

                 Release: any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property.

                 Securitization Program: the accounts receivable securitization program governed by the documents, instruments, and agreements executed and delivered by PHC Funding Corp. II, PHC and certain Subsidiaries of PHC, initially entered into as of April 16, 1993 with Sheffield
        Receivables Corporation, together with any documents, instruments and agreements from time to time executed and delivered in connection therewith.

                  Seller:  as defined in the Recitals.

                  Seller Cost Reports:  as defined in Section 9.1.

                  Seller Financial Statements:  as defined in Section 4.1.4.

                 Seller Financial Statements Date: as defined in Section 4.1.4.

                 Seller Indebtedness:  the Senior Bank Credit Facility and the
                  Securitization Program.

                  Seller Indemnitees:  as defined in Section 10.1(a).

                  Seller's 401(k) Plan:  as defined in Section 7.1(d).

                 Senior Bank Credit Facility: the Paracelsus Healthcare Corporation Amended and Restated Credit Agreement, providing for a $140,000,000 Reducing Revolving Credit Facility and a $115,000,000 Term Loan Facility, dated as of March 30, 1998, as amended.

                  Severance Plan:  as defined in Section 7.1(b).

                  Shares:  as defined in Section 4.1.34.

                 SLRMC:  Salt Lake  Regional  Medical  Center,  the  Hospital
                  owned and operated by PHC - Salt Lake and listed on Exhibit A.

                  Statement:  as defined in Section 3.4(a).

                  8023 Statement:  as defined in Section 5.4.1.

                  Stockholders Agreement:  as defined in Section 5.3.5.

                  Straddle Period:  as defined in Section 5.4.5(a).

                 Sub-Contractors: those sub-contractors and suppliers whose services in connection with the Construction Agreement are invoiced by the General Contractor in the Draw Requests.

                 Subsidiaries: each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

                  Survey:  as defined in Section 5.1.7(b).
                 Tax: includes all foreign, federal, state, or local government income, franchise, withholding, estimated, excise, sales, use, gross receipt, employment, payroll, transfer, property, profit, value added, service, capital stock, license, social security, workers compensation, unemployment, utility, gains, severance, stamp, occupation, premium, windfall, environmental, disability, registration, alternative or add-on minimum, gift, ad valorem, export, import, customs duties or other taxes, charges, fees, duties, levies, penalties, or other assessments of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, whether disputed or not; provided, however, Tax does not include any charge, fee or penalty imposed exclusively under the Programs on Seller or its Affiliates as a result of services provided by Seller or its Affiliates.

                  Tax Claim:  as defined in Section 5.4.12(a).

                 Taxing  Authority:  includes any  federal,  state,  local,  or foreign governmental authority responsible for the imposition of any Tax.

                  Tax Returns: any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  Termination Notice:  as defined in Section 8.1(b)

                  Title Commitment:  as defined in Section 5.1.7(a).

                  Title Company:  as defined in Section 5.1.7(a).

                  Title Policy:  as defined in Section 5.1.7(a).

                 Transaction Consideration:  the consideration to be delivered to Seller as set forth on Schedule 3.1 hereto.

                  Transaction Expenses:  as defined in Section 11.1.

                  Transferor:  as defined in Section 4.1.25.

                  Transferred Corporation:  as defined in Section 4.1.25

                  Transferred Employees:  as defined in Section 7.1(a).

                  Transferred Entities: those entities listed on Exhibit B hereto.

                 Transition  Services  Agreement:  the agreement to be executed by Seller and Buyer providing for certain transition services substantially in the form of Exhibit F hereto.

                  Underlying Documents:  as defined in Section 5.1.7(a).

                  WARN Act: Worker Adjustment and Retraining Notification Act of 1988.

                  Work:  as defined in Section 5.1.8.

                  Year 2000 Compliance:  as defined in Section 4.1.33.

                  Year 2000 Project Plan:  as defined in Section 4.1.33.

                                   ARTICLE II.

                   PRE-CLOSING TRANSACTIONS; RECAPITALIZATION

        2.1. Pre-Closing Transactions. Upon the terms and subject to the conditions set forth in this Agreement, the parties agree that prior to the consummation of the Closing, Parent and Seller shall take such actions and undertake such transactions as they deem necessary or appropriate to cause Holdco or a Subsidiary of Holdco to acquire all of the Assets as of the Closing free and clear of all liabilities and obligations other than the Assumed Liabilities and Permitted Liens, in a manner mutually acceptable to Buyer and Seller. Such actions and transactions shall be referred to herein as the "Pre-Closing Transactions."

        2.2. Assets. The term "Assets" shall mean all right, title and interest of the Seller in and to all assets, real, personal and mixed, tangible and intangible, other than the Excluded Assets, owned or leased and used by Seller in the operation of the Business, whether carried on the books of Seller or not carried on the books of Seller, due to expense, full depreciation or otherwise, as the same may exist on the Closing Date, including, without limitation except to the extent included in the Excluded Assets those in the following categories (collectively, the "Assets"):

                 (a) fee or leasehold title to all real property including, without limitation, the real property described in Schedules 4.1.18 and
        4.1.19 hereto, together with all improvements, buildings and fixtures located thereon or therein other than those improvements, buildings and fixtures owned by third parties that have leased real property from Seller pursuant to ground leases, and all rights and appurtenances pertaining thereto and all construction in progress (collectively, the "Real Property");

                 (b) all leased and owned tangible personal property, including all equipment, furniture, furnishings, parts, machinery, fixtures, computer equipment, tools, spare parts, motor vehicles and leasehold improvements owned or leased by Seller and used in the Business ("Equipment"), as well as manufacturers' warranties associated with such items;

                 (c) all inventories owned or leased by Seller and used in the Business, including all inventories of supplies, drugs, food, janitorial and office supplies and other disposables and consumables located at the Facilities or purchased by Seller for use in the Business ("Inventory"), as well as all manufacturer's and vendor's warranties associated with such items;

                 (d) all accounts receivable and notes receivable arising out of the operation of the Business ("Accounts Receivable");

                 (e) all claims and causes of action of Seller against third parties and Seller's rights to offset amounts against claims and causes of action made by third parties with respect to the Assets, Assumed Liabilities or the operation of the Business, including, but not limited to, all rights against suppliers under warranties covering any of the Inventory or Equipment, and all rights against insurers arising out of the insurance policies maintained by Seller or otherwise relating to the Assets, Assumed Liabilities or operation of the Business;

                 (f) all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the Seller with respect to the Business or the ownership, use, function or value of any Asset, whether arising by way of counterclaim or otherwise;

                 (g) all books and  records  and other  documents  (whether  on paper, computer diskette, tape or other storage media) associated with the Assets or the Assumed Liabilities and used in the operation of the Business, including, without limitation, all financial, patient, medical staff and personnel records, property records, production records, engineering records, environmental compliance records, purchase and sales records, credit data, marketing, advertising and promotional materials, payroll records, accounting records, fixed asset lists, supplier lists, manuals, technical and repair data, correspondence, files and any similar items ("Books and Records");

                 (h) All commitments, contracts, leases, and agreements in respect of the Business, including, without limitation, Seller's provider contracts with the Programs (collectively, the "Contracts");

                 (i) to the extent assignable, all licenses and permits relating to the ownership, development and operations of the Assets and the Business (including, without limitation, any pending or approved Governmental Approvals regarding the Business) necessary, or required by Applicable Laws, to own or lease and operate the Assets and to conduct the Business as it is presently conducted by Seller;

                 (j)      all Intellectual Property;

                 (k) all Hospital-based computer software, programs and similar systems owned or licensed by Seller and used in the Business;

                 (l)      the Interests;

                 (m) to the extent assignable, all prepaid expenses, deposits and other similar items of Seller associated with the operation of the Business;

                 (n) except those relating to Excluded Assets, all claims, refunds and rebates and similar items with respect to the Assets;

                 (o)  all  stationery,   forms,  labels,   shipping  materials,
        brochures, art work, photographs, advertising materials and any similar items owned by Seller and used in the operation of the Business;

                 (p) all goodwill of the businesses evidenced by the Assets;

                 (q) all insurance proceeds arising in connection with property damage to the Assets occurring after the date hereof and on or prior the Closing Date, to the extent not expended on the repair or restoration of the Assets or required to be applied to amounts outstanding under the Senior Bank Credit Facility pursuant to the terms thereof;

                 (r) the names, symbols and telephone numbers used with respect to the operation of any of the Business, including, without limitation, the names of any of the Facilities set forth on Exhibit A and the Related Entities set forth on Exhibit C; and

                 (s) all of Seller's right, title and interest in and to all other assets, property and rights owned or leased by Seller and used in the Business, tangible and intangible, real, personal or mixed, wherever located, whether or not carried at value or listed on the books and records of Seller, and whether in the possession of Seller or others.

        Subject to the terms and conditions hereof, prior to the Closing, the Assets shall be transferred or otherwise conveyed to Holdco or a Subsidiary thereof free and clear of any and all Liens other than the Permitted Liens.

        2.3. Excluded Assets. The Seller will retain and not transfer, and Holdco or a Subsidiary thereof will not purchase or acquire, the following properties, assets and rights (collectively, the "Excluded Assets"):

                  (a)      cash and cash equivalents;

                 (b) rights to settlements and retroactive adjustments, if any, for cost reporting periods ending on or prior to the Closing Date arising from or against the United States government under the terms of the Programs;

                  (c)      all Privileged Documents;

                 (d) all claims of Seller against third parties, and Seller's rights to offset amounts against claims made by third parties, with respect to any Excluded Liabilities;

                 (e) all proceeds, benefits, income or revenues accruing (and any security or other deposits made) with respect to any of the Excluded Assets;

                 (f) Seller's corporate minute books, minutes, tax records and other records of Seller required to be maintained by Seller as a matter of law (it being understood that patient medical records are not intended to be excluded);

                 (g) the name "Paracelsus" and all variations thereof, all trademarks and logos related thereto and all stationery, forms, labels, brochures, advertising materials and similar items bearing any of the foregoing;

               (h)      all intercompany accounts of Seller and its Affiliates;

                 (i) all commitments, contracts, leases, capital leases, notes, and agreements between Seller and its Affiliates; and

                 (j) all policies, procedures, internal controls and reporting systems that have been developed and maintained by PHC at its principal offices located in Houston, Texas;

                 (k) all computer hardware and software owned and licensed by PHC and maintained and located at PHC's Houston data center;

                 (l) any interest in and to the "Paracelsus Pride" and "Service Advantage" programs;

                 (m) all other assets located outside of the State of Utah other than assets used primarily in the Business or located outside the State of Utah on a temporary basis;

                 (n) the equity interest held by Seller in the entitie set forth on Schedule 2.3(n); and

                  (o) the other assets set forth on Schedule 2.3.

        2.4. Assumption of Liabilities. Subject to the terms and conditions set forth herein and except for the Excluded Liabilities, at the time of the Pre-Closing Transactions, Seller shall cause Holdco or a Subsidiary thereof to assume and agree to be responsible for and agree to discharge or otherwise satisfy all liabilities, obligations and commitments of Seller of any nature, whether known or unknown absolute, accrued, contingent or otherwise and whether due or to become due, relating to or arising out of the operation of the Business. Prior to the Closing, Holdco or a Subsidiary thereof shall assume the liabilities described in this Section 2.4 (the "Assumed Liabilities") by executing and deliveringto Seller an assumption agreement in form and substance satisfactory to Buyer and Seller (the "Assumption Agreement").

        2.5. Excluded Liabilities. None of Holdco, any Subsidiary thereof or Buyer have agreed to pay, shall be required to assume and shall have any liability or obligation with respect to, any of the following liabilities or obligations, direct or indirect, absolute or contingent, of Seller or the Business (the "Excluded Liabilities"):

                 (a) liabilities or obligations of Seller in respect of periods prior to Closing arising under the terms of the Programs, Blue Cross or othe third party payor programs, including, without limitation, any retroactive denial of claims, civil monetary penalties or any gain on sale that may be recognized under the Medicare or Medicaid program as a result of the consummation of the transactions described herein;

                 (b) any cause of action or judicial or administrative action, suit, proceeding or investigation, pending or threatened on or prior to the Closing Date or relating to periods prior to the Closing Date including, without limitation, those items listed on Schedules 2.5(b) and 4.1.6;

                 (c) any failure to comply with, or any violation of, any law, rule, regulation, statute, ordinance, permit, judgment, injunction, order, decree, license or other Governmental Approval applicable to the Assets (other than Environmental Laws, which are addressed in subsections (l) and (m) below), which failure or violation occurred on or prior to the Closing Date;

                 (d) any obligations of Seller under this Agreement and the Collateral Agreements;

                 (e) any obligations or liabilities of Seller for expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement and the other agreements contemplated hereby or the consummation (or preparation for the consummation) of the transactions contemplated hereby and thereby, including brokers', attorneys' and accountants' fees;

                 (f) any obligation of Seller under provider contracts with the Programs in respect of periods prior to and including the Closing Date;

                 (g) any obligation or liability of Seller or any of its Affiliates with respect to any Tax (including any obligation or liability pursuant to Treas. Reg. ss. 1.1502-6 or any similar provision of state, local, or foreign law or as a result of the election under
        Section 338(h)(10) of the Code, as contemplated by Section 5.4.1 of this Agreement) relating to (i) any taxable period (or portion thereof) ending on or prior to the Closing Date, other than Buyer's share of any Taxes specifically required to be prorated pursuant to the terms of this Agreement or any Collateral Agreement, (ii) the portion of a Straddle Period (as defined in Section 5.4.5(a)), ending on the Closing Date (with due regard being given to Sections 5.4.5(b) and (c)), but with respect to liabilities imposed pursuant to Treas. Reg. ss. 1.1502-6 or any similar provision of state, local or foreign law, for the entire Straddle Period, or (iii) the Seller's or its Affiliates' share of Taxes as set forth in Section 5.4.2;

                 (h) all Benefit Liabilities except as specifically assumed in Article VII hereof;

                 (i) liabilities or obligations arising at any time under any Contract not assumed by Buyer except to the extent provided pursuant to
        Section 2.6(c);

                 (j) liabilities or obligations attributable to any breach of or default under any Contract by Seller prior to the Closing Date (whether or not Buyer has assumed such Contract), which breach or default has not been cured on or prior to the Closing Date;

                 (k) any obligation or liability asserted under any federal Hill-Burton program or other restricted grant and loan programs with respect to the ownership or operation of the Facilities;

                 (l)  liabilities or obligations  arising out of or relating to
        (i) violations of Environmental Laws on or prior to the Closing Date by Seller or any of its Affiliates relating to the Facilities or Real Properties, (ii) Environmental Proceedings pending or threatened on or prior to the Closing Date against Seller or any of its Affiliates relating to the Facilities or Real Properties or (iii) the Cleanup of Hazardous Substances Released, disposed of or discharged by Seller or any of its Affiliates; (A) on, beneath or adjacent to any of the Real Properties prior to or on the Closing Date; or (B) at any other location if such substances were generated, used, stored, treated, transported or Released by or on behalf of a Facility prior to or on the Closing Date;

                 (m)  liabilities or obligations  arising out of or relating to
        (i) violations of Environmental Laws on or prior to the Closing Date by Persons other than Seller or any of its Affiliates relating to the Facilities or Real Properties, (ii) Environmental Proceedings pending or threatened on or prior to the Closing Date against Persons other than Seller or any of its Affiliates relating to the Facilities or Real Properties or (iii) the Cleanup of Hazardous Substances Released, disposed of or discharged by Persons other than Seller or any of its Affiliates; (A) on, beneath or adjacent to any of the Real Properties prior to or on the Closing Date; or (B) at any other location if such substances were generated, used, stored, treated, transported or Released by or on behalf of a Facility prior to or on the Closing Date;

                 (n) liabilities or obligations arising out of or relating to the entities set forth on Schedule 2.3(n); or

                 (o) liabilities or obligations of Parent, Seller or any of their Affiliates that do not arise out of or relate to the Business.

        2.6.     Consent of Third Parties.

                 (a) Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Governmental Approval, Environmental Permit, instrument, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the Consent of a third party would constitute a breach or violation thereof; and any transfer or assignment to the Buyer by the Seller of any interest under any such instrument, contract, lease, license, permit or other agreement or arrangement that requires the Consent of a third party shall be made subject to such Consent or approval being obtained. The Seller shall use its Best Efforts to obtain any such Consent or approval prior to the Closing Date. In the event any such Consent or approval is not obtained on or prior to the Closing Date, the Seller shall continue to use its Best Efforts to obtain any such approval or consent after the Closing Date until such Consent or approval has been obtained. Notwithstanding anything contained herein to the contrary, the failure to obtain such a Consent or approval despite otherwise complying with the terms of this Section 2.6 shall not constitute a breach hereof or a default hereunder.

                 (b) If any such Consent is not obtained by Seller prior to the Closing, until such Consent is obtained, Seller shall use its Best Efforts, at Seller's sole cost and expense, to (i) provide Holdco or its Subsidiaries the benefits of any Governmental Approval, Environmental Permit or Contract to which such Consent relates, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to Holdco or its Subsidiaries, without incurring any financial obligation to Holdco or its Subsidiaries, and (iii) enforce for the account and benefit of Holdco or its Subsidiaries any and all rights of Seller arising from such Governmental Approval, Environmental Permit or Contract against such issuer thereof and all other parties thereto (including the right to elect to terminate in accordance with the terms thereof on the advice of Holdco). Notwithstanding the foregoing, no action taken pursuant to this Section 2.6 shall be deemed to satisfy the conditions set forth in Sections 6.1.3 or 6.2.6 hereof.

                 (c) To the extent that Holdco or its Subsidiaries are provided the benefits pursuant to Section 2.6(b) of any Governmental Approval, Environmental Permit or Contract, Holdco or such Subsidiaries shall perform, on behalf of Seller, for the benefit of the issuer thereof and all other parties thereto, the obligations of Seller thereunder or in connection therewith, but only to the extent that (i) such action by Holdco or such Subsidiaries would not result in any material default thereunder or in connection therewith and (ii) such obligation would have been an Assumed Liability but for the non-assignability or non-transferability thereof.

                                  ARTICLE III.

                                   THE CLOSING

        3.1. Closing. Upon the terms and subject to the conditions set forth in this Agreement, the parties agree to complete the transactions set forth on
Schedule 3.1 hereto (the "Recapitalization Transactions"), and the closing of the Recapitalization Transactions and other transactions contemplated hereby (the "Closing") that have not been consummated prior to such time shall take place at 10:00 A.M. local time on the 15th day of October, 1999 at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, NY 10022, or at such other time and place upon which the parties may agree (the "Closing Date"); provided, however, that the parties shall pre-close the transactions contemplated hereby within two business days of the Closing at the offices of Mayor, Day, Caldwell & Keeton, L.L.P., 700 Louisiana, 19th Floor, Houston,Texas 77002. The Closing shall be effective as of 11:59 P.M. local time on the Closing Date (the "Effective Time"). If the conditions set forth in
Article VI have not been satisfied prior to October 15, 1999, the Closing Date shall be on the third business day after the last of such conditions have been satisfied; provided that the Closing Date shall not be later than November 30, 1999.

         3.2.     Buyer's Delivery of the Transaction Consideration.

        Buyer agrees to deliver or cause to be delivered the Transaction Consideration in accordance with Schedule 3.1.

         3.3.     Closing Deliveries.

                 3.3.1. Seller Deliveries. Seller and Parent shall deliver the following documents, as applicable, duly executed and delivered to the Buyer at the Closing, each in form and substance reasonably satisfactory to Buyer's counsel:

                          (a) bills of sale, assignment and general conveyance,
                 with respect to the transfer of Assets to Holdco or a Subsidiary thereof (other than any Asset to be transferred pursuant to any of the instruments referred to in any other clause of this Section 3.3.1);

                          (b) assignments of all Contracts, Permits and any other agreements and instruments constituting Assets, assigning to Holdco or a Subsidiary thereof, all of Seller's right, title and interest therein and thereto, with any required Consent endorsed thereon;

                          (c) a special  warranty deed, with covenants  against
                 grantor's acts, or its equivalent, with respect to each parcel of Owned Real Property in form and substance reasonably satisfactory to Buyer and Seller, conveying fee simple title to the Owned Real Property to Holdco or a Subsidiary thereof, together with any necessary transfer declarations, or other filings;

                          (d) assignments and assumptions of the Leases conveying leasehold title to Holdco or a Subsidiary thereof, subject to the Permitted Liens, together with any necessary transfer declarations or other filings;

                          (e) an assignment of names and Intellectual Property, in recordable form;

                          (f) certificates representing the Interests, duly endorsed or accompanied by stock powers duly executed in blank, with appropriate stock transfer tax stamps, if any, affixed, or any other documents that are necessary to transfer good and valid title to the Interests to Holdco;

                          (g)      the compliance certificate referred to in
                  Section 6.2.1 hereof;

                          (h) each of the Collateral Agreements to which Seller or Parent is a party;

                           (i)      the Books and Records;

                          (j) certified  copies of resolutions  duly adopted by
                 each Seller's and Parent's board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby as applicable;

                           (k) certified copies of each Seller's and Parent's certificate of incorporation and bylaws;

                          (l) a  certificate  of the  Secretary or an Assistant
                 Secretary of each Seller and Parent as to the incumbency of the officer(s) of such Seller and Parent executing this Agreement and the Collateral Agreements;

                          (m) resignations of the directors and officers of the
                 Transferred Entities that are designated by Seller effective as of the Closing;

                          (n) a short-form certificate of good standing of each Seller and Parent;

                          (o) a legal opinion from counsel to Seller and Parent
                 reflecting the matters specified in Exhibit G hereto;

                          (p) evidence of the release of the liens attributable to the Seller Indebtedness;

                          (q)      the FIRPTA Affidavit as provided for in
                  Section 6.2.7;

                           (r) estoppel certificates from the landlords under the material Leases;

                           (s) copies of the material Consents referred to in Section 6.2.6 hereof; and

                          (t) such other documents, certificates and instruments (i) to be delivered to Buyer as contemplated by this Agreement or the Collateral Agreements or (ii) as Buyer reasonably deems necessary to effect the transfer of the Assets to Holdco or a Subsidiary thereof as contemplated hereby.

                 3.3.2. Buyer Deliveries. Buyer shall deliver or cause to be delivered the following to Seller at Closing, each in form and substance reasonably satisfactory to Seller:

                          (a) an aggregate  amount  equal to the Cash  Purchase
                 Price by wire transfer in immediately available funds to the bank account or accounts designated by Parent in writing at least two business days prior to the Closing Date;

                          (b) certified  copies of resolutions  duly adopted by
                 Buyer's board of managers authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby;

                          (c)  certified  copies  of  Buyer's   certificate  of
                 formation and limited liability company agreement;

                          (d) a  certificate  of the  Secretary or an Assistant
                 Secretary of Buyer as to the incumbency of the officer(s) of Buyer executing this Agreement and the Collateral Agreements;

                          (e) a short-form certificate of good standing of Buyer;

                          (f)      the Assumption Agreement;

                          (g) each of the Collateral Agreements to which Buyer is a party; and

                          (h) such other payments, documents,  certificates and
                 instruments to be delivered to Seller as contemplated by this Agreement and the Collateral Agreements.

        3.4.     Post-Closing Adjustments to Cash Purchase Price.

                 (a) The Cash Purchase Price shall be adjusted following the Closing as follows (as so adjusted, the "Adjusted Cash Purchase Price"):

                          (i) As soon as  practicable,  but in no  event  later
                 than 60 days after the Closing Date, Seller shall deliver to Buyer a statement (the "Statement") setting forth Seller's determination of Seller's Net Working Capital as of the Closing Date (the "Closing Net Working Capital"), and setting forth in reasonable detail Seller's calculation thereof. The Statement shall be prepared in accordance with GAAP, consistently applied in accordance with Seller's historical financial statements.

                          (ii) Buyer and its accountants shall have 60 days following receipt by Buyer of the Statement during which to review the Statement and any related work papers prepared in connection with the calculation of Closing Net Working Capital and to dispute any item contained in the Statement. If Buyer fails to notify Seller of any such dispute within such 60-day period, the Statement shall be the "Final Settlement." If Buyer timely notifies Seller of any such dispute, and Seller and Buyer cannot resolve any such dispute within 20 days of receipt by Seller of such notice, such dispute shall be resolved by Ernst & Young, LLP, or if such accounting firm is unable to so act, by a nationally recognized accounting firm selected by Ernst & Young (the accounting firm so engaged shall hereinafter be referred to as the "Independent Accounting Firm"); the determination of the Independent Accounting Firm shall be made as promptly as practicable (but no later than 165 days after the Closing Date) and shall be final and binding on both Buyer and Seller. Any expenses relating to engagement of the Independent Accounting Firm shall be shared equally by Buyer and Seller. In the event of a dispute, the Statement, as modified by resolution by Buyer and Seller, or by the Independent Accounting Firm, shall be the "Final Settlement."

                          (iii) The Adjusted Cash Purchase Price shall be equal
                 to the Cash Purchase Price, increased or decreased, as the case may be, as follows: The Cash Purchase Price shall be (i) reduced by the amount, if any, by which the Closing Net
                 Working Capital is less than the Pre-Closing Net Working Capital or (ii) increased by the amount, if any, by which the Closing Net Working Capital is greater than the Pre-Closing Net Working Capital.

                 (b) Notwithstanding the foregoing, the Cash Purchase Price shall not be reduced or increased if the aggregate difference between
        (i) the Closing Net Working Capital and the Pre-Closing Net Working Capital is less than $250,000, whether positive or negative. To the extent that the Cash Purchase Price is reduced as contemplated hereby, PHC shall pay such amount to Holdco or, to the extent that the Cash Purchase Price is increased as contemplated hereby, Holdco shall pay such amount to PHC, in either case, within five (5) days of the final determination of such amount together with interest thereon at the prime rate as then in effect at Citibank (the "Applicable Rate") calculated on the basis of the number of days elapsed from the Closing Date to the date of the payment, by wire transfer of immediately available funds to an account designated by Holdco or PHC, as applicable.

                 (c) The Parties agree that Seller shall be responsible for Expansion Costs incurred prior to the date hereof (regardless of whether or not such Expansion Costs have been paid on or prior to the date hereof) and (assuming the Closing occurs) Buyer shall be responsible for Expansion Costs incurred during the period of time from the date hereof through the Closing Date (the "Pre-Closing Period") and thereafter. Accordingly, the Cash Purchase Price shall be increased by an amount equal to the Expansion Costs incurred and paid by Seller during the Pre-Closing Period ("Buyer's Pre-Closing Expansion Costs") in accordance with the provisions of this Section 3.4(c). At least three (3) business days prior to the Closing Date, Seller shall deliver to Buyer the Pro-Rated Draw Request, any subsequent Draw Requests and all Contractors' Interim Invoices which have been paid by Seller (collectively, the "Expansion Costs Invoices"), copies of which may have previously been provided to Buyer pursuant to the provisions of
        Section 5.1.8 hereof. Upon receipt of the Expansion Costs Invoices, Buyer shall have the right to review any item contained therein, and Buyer and Seller shall use Best Efforts to resolve any dispute with respect thereto at or prior to the Closing. At the Closing, Holdco shall pay to Seller by wire transfer of immediately available funds to an account designated by Parent, an amount equal to Buyer's Pre-Closing Expansion Costs as set forth in the Expansion Costs Invoices, or as otherwise agreed to by Buyer and Seller, plus interest on any amounts reflected in the Expansion Costs Invoices as Buyer's Pre-Closing
        Expansion Costs which Seller has actually paid during the Pre-Closing Period to third parties, at the Applicable Rate on the basis of the number of days elapsed from the date of such payment by Seller of Buyer's Pre-Closing Expansion Costs to the Closing Date. All Draw Requests and Contractors Interim Invoices, in each case for the Pre-Closing Period, which have not been paid by Seller as of the Closing Date shall be assumed by Holdco as part of the Assumed Liabilities.

                 (d) The Cash Purchase Price shall be decreased by an amount equal to any insurance proceeds arising in connection with damage to the Assets and received by Seller during the Pre-Closing Period that are applied by Seller to amounts outstanding under the Senior Bank Credit Facility pursuant to the terms thereof.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

        4.1. Representations and Warranties of the Seller. Each Seller jointly and severally represents and warrants to Buyer as follows:

                 4.1.1. Authorization, etc. Each Seller has the corporate power and authority to execute and deliver this Agreement and each of the Collateral Agreements to which it will be a party, to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Seller of this Agreement, and the consummation of the transactions contemplated hereby, have been, and on the Closing Date the execution and delivery by each Seller of each of the Collateral Agreements and the consummation of the transactions contemplated thereby will have been, duly authorized by all requisite corporate action of each Seller. Each Seller has duly executed and delivered this Agreement and on the Closing Date each Seller will have duly executed and delivered each of its respective Collateral Agreements. This Agreement is, and on the Closing Date each of the Collateral Agreements to which each Seller is a party will be, legal, valid and binding obligations of each Seller, enforceable against such Seller in accordance with their respective terms except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                 4.1.2. Corporate Status. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified or licensed to do business and is in good standing in each of the jurisdictions in which the ownership of its Assets or the operation of the Business makes such qualification or licensing necessary, except to the extent that any failure to be so licensed or qualified would not result in a Material Adverse Effect. Each Seller has all requisite corporate power and authority to own, lease and operate the Assets and to conduct the Business as it is now being conducted.

                 4.1.3. No Conflicts, etc. The execution, delivery and performance by each Seller of this Agreement and each of the Collateral Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with or result in a violation of or a default under (i) any Applicable Law applicable to such Seller, the Business or the Assets, or (ii) the certificate of incorporation or bylaws or other organizational documents of such Seller, or (b) except as set forth in Schedule 4.1.3, conflict with, or result in any material violation of or constitute a material default (or an event or condition which, with notice or lapse of time or both, would constitute a material default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any Lien (as hereinafter defined) under, any Material Contract. Except as set forth in Schedule 4.1.11, no material Consent of any Governmental Authority is required to be obtained or made by or with respect to Seller in connection with the execution and delivery of this Agreement or the Collateral Agreements, or the consummation by Seller of the transactions contemplated hereby or thereby, or the conduct of the Business by Buyer after the Closing, other than compliance with the filings under the HSR Act.

                 4.1.4. Seller Financial Statements. Seller has delivered to Buyer (i) the unaudited balance sheet of each Seller dated at December 31, 1998, 1997 and 1996 and the related unaudited statements of income of such Seller for each such year then ended used in preparing the audited consolidated financial statements of Parent and its consolidated subsidiaries for the years ended December 31, 1998, 1997 and 1996 and (ii) the unaudited balance sheet of each Seller at June 30, 1999 (the "Seller Financial Statements Date") and the related unaudited statements of income for the six months then ended (together, the "Seller Financial Statements"). The Seller Financial Statements were prepared in accordance with GAAP consistently applied and fairly present in all material respects the financial position and results of operations of the respective Sellers at their respective dates, subject in the case of unaudited interim financial statements to normal year end adjustments and the absence of explanatory footnote disclosure required by GAAP.

                 4.1.5. Absence of Changes. Except as set forth in Schedule 4.1.5, since the Seller Financial Statements Date through the date hereof, Seller has conducted the Business only in the ordinary course consistent with prior practice and has not, on behalf of, in connection with or relating to the Business or the Assets:

                          (a) suffered  any event or change which  individually
                 or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect;

                          (b) taken any action which, if taken after the execution and delivery of this Agreement, would constitute a breach or violation of Section 5.1.1 hereof; or

                          (c)  entered   into  any   contract,   agreement   or
arrangement with respect to any of the foregoing.

                 4.1.6. Litigation. Except as set forth on Schedule 4.1.6, there is no action, claim, suit, investigation or proceeding material to the Business ("Litigation") pending, or to Seller's knowledge threatened, against or relating to Seller in connection with the Assets, the Assumed Liabilities, or the Business or against or relating to the transactions contemplated by this Agreement at law or in equity or before any Governmental Authority or arbitration tribunal by any private party or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Seller is not in default with respect to any judgment,  order,  writ,  injunction or decree material to the Business and served upon it of any court or of any Governmental  Authority.  The
        Privileged Documents do not contain any information with respect to any pending, threatened or possible cause of action or judicial or administrative action, suit, proceeding or investigation or any other facts or  circumstances  that are reasonably  likely to have a Material
        Adverse Effect.

                 4.1.7. Compliance with Laws. Except as disclosed in Schedule 4.1.7, to Seller's knowledge, since August 16, 1996, Seller has complied in all material respects, and is presently complying in all material respects, with all Applicable Laws material to the operation of the Business or the Assets, and Seller has not received any notice alleging any violation of an Applicable Law material to the operation of the Business or the Assets. Seller has not been indicted, convicted or, to Seller's knowledge, subject to an investigation of the Office of Inspector General of the Department of Health and Human Services (the "OIG") or other applicable Governmental Authority, or received a notice from the OIG or other applicable Governmental Authority, with respect to a violation or an alleged violation of the Medicare and Medicaid fraud and abuse provisions of the federal Social Security Act, and to Seller's knowledge has not committed a violation of any of such provisions.

                 4.1.8. Government Program Participation. Each of the Facilities is eligible to receive payment from the Programs and is a "provider" under existing provider agreements with the Programs. Each of the Facilities is in substantial compliance with the conditions of participation in the Programs and has received all approvals or qualifications necessary for reimbursement on the Assets. Except as set forth on Schedule 4.1.8, there is not pending, nor to Seller's knowledge threatened, any proceeding or investigation under the Programs involving the Facilities or any of the Assets.

                 4.1.9. Cost Reports. All cost reports ("Cost Reports") required to be filed by the Hospitals under the Programs, or any other Applicable Laws, have been prepared and filed in accordance with such Applicable Laws. Seller has made available to Buyer true and complete copies of the Cost Reports relating to the Business which the Seller has filed with the Programs for the last three (3) years, as well as all correspondence and other documents relating to any disputes and/or settlements with the Programs by the Seller within the last three (3) years; except as set forth on Schedule 4.1.9, Seller has paid all amounts which, to Seller's knowledge, are owed to the Programs for periods ended prior to March 31, 1997. Schedule 4.1.9 sets forth, for each of the Facilities, the years for which Cost Reports remain to be settled. Except for disputes between Seller and the intermediary which concern the payment of individual claims (as opposed to a dispute concerning the right of Seller to receive reimbursement generally or to participate in the Programs), and except as set forth on Schedule
        4.1.9, to Seller's knowledge, there is no dispute between Seller and any Governmental Authorities regarding such Cost Reports other than with respect to adjustments thereto made in the ordinary course of business.

                 4.1.10. JCAHO Accreditation. Each Hospital is duly accredited with no contingencies (except as set forth in Schedule 4.1.10), by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") for the period specified in Schedule 4.1.10. Seller has made available to Buyer copies of each Hospital's most recent JCAHO accreditation survey report and deficiency list, if any and each Hospital's most recent Statement of Deficiencies and Plan of Correction, if any.

                 4.1.11. Governmental Approval. Schedule 4.1.11 sets forth all Governmental Approvals that are material to the conduct of the Business. Schedule 4.1.11 includes a complete description of all licenses, permits, franchises and certificates of need, if any, and their respective dates of termination or renewal, owned or held by Seller that are material to the ownership or operation of the Assets or the Business, together with any formal and specific notices or directives received by Seller from the agency responsible for such
        Schedule 4.1.11 item, for which noncompliance with such notice or directive would likely cause the revocation or suspension for such item or a material fine or penalty. Except as set forth in Schedule 4.1.11, all such Governmental Approvals have been duly obtained and are in full force and effect, and the Seller is in compliance with each of such Governmental Approvals held by it with respect to the Assets and the Business, except where non-compliance would not result in damages in excess of $100,000. There is no claim, action, suit, investigation or proceeding pending or, to the knowledge of Seller, threatened regarding suspension or cancellation of any such Governmental Approval. Except as set forth in Schedule 4.1.11, none of such Governmental Approvals will lapse, terminate or expire as a result of the performance of this Agreement by Seller or the consummation of the transactions contemplated hereby or by the Collateral Agreements.

                 4.1.12. Fraud and Abuse. To the knowledge of the Applicable Executives, Seller has not engaged in any activities which are prohibited under 42 U.S.C. ss.ss. 1320a-7, 1320a-7a, 1320a-7b, 1395nn and 1396b, the federal Civil False Claims Act (31 U.S.C. ss. 3729 et seq.), the federal TRICARE statute, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations.

                 4.1.13. Hill-Burton Loans. The Seller does not have any outstanding obligation to repay any loans, grants, or loan guarantees, or to provide uncompensated care in consideration thereof, pursuant to the Hill-Burton Act (42 U.S.C. ss. 291a et seq.)

                 4.1.14. Interests. Except as set forth on Schedule 4.1.14, the membership interests (the "LLC Interests") in each limited liability company (an "LLC") set forth opposite the name of a Seller or Parent on Exhibit B hereto are owned by such Seller and constitute, except as set forth in Schedule 4.1.14, all of its equity interests in such LLC. Such Seller has good and valid title to the LLC Interests owned directly by it, free and clear of all Liens other than Permitted Liens, and upon delivery to Holdco or a Subsidiary thereof of an assignment of the LLC Interests executed by Seller, good and valid title to the LLC Interests will pass to Holdco or a Subsidiary thereof, free and clear of any Liens other than Permitted Liens. Except as set forth on Schedule 4.1.14, neither such Seller or any other Person has any right to acquire any additional membership or other equity interest in such LLC or any securities convertible into membership or other equity interests in such LLC. Except as set forth on Schedule 4.1.14, there are no outstanding options, rights, calls, commitments of any kind relating to, or any presently effective voting trusts, agreements or understandings, with respect to any of the LLC Interests which would prevent the assignment and transfer of the LLC Interests as provided herein or restricting or otherwise relating to the voting, dividend rights or disposition of the LLC Interests. All of the LLC Interests are validly issued and outstanding, fully paid and nonassessable. The LLC Interests have not been issued in violation of, and are not subject to, any preemptive, subscription or similar rights. No LLC owns, directly or indirectly, any capital stock or other equity interest in or of any corporation, partnership, joint venture or other entity. Except as set forth on Schedule 4.1.14, each such Seller is, and at all times from the date hereof to the transfer to Holdco or a Subsidiary thereof will be, the sole record and beneficial owner of the LLC Interests set forth opposite its name on Exhibit B, free and clear of any lien, charge, security interest, encumbrance or claim other than Permitted Liens.

                 4.1.15. Assets. Except as disclosed in Schedule 4.1.15, Seller has, and on the Closing Date, Holdco or Subsidiaries thereof will have, good and valid title to the Assets owned by it, other than the Real Property (which is addressed in Section 4.1.18) and valid leasehold interests in, or other rights to use, all of the Assets not owned by Seller, whether or not such Assets are reflected on the December 31, 1998 balance sheet, included in the Seller's Financial Statements or thereafter acquired, in each case, free and clear of any and all Liens other than Permitted Liens. Except as set forth on Schedule 4.1.15, as of the date hereof and as of the Closing Date, all Equipment material to the conduct of the Business will be in substantially the same operating condition, reasonable wear and tear excepted, as existed on the Seller Financial Statements Date. The Assets comprise all assets, properties, licenses, rights and agreements (i) in each case, being used in the conduct of the Business on the date hereof and (ii) required for the conduct of the Business by Seller as now being conducted, except for the Excluded Assets.

                  4.1.16.  Material Contracts.

                          (a) Schedule  4.1.16  contains a complete and correct
                 list of all Material Contracts. "Material Contracts" shall mean those Contracts relating to the Business to which a Seller is a party or by which a Seller or the Assets are bound, other than any Leases or any contract, agreement or commitment that (i) by its terms, terminates, or may be terminated by the Seller unconditionally and without penalty within one year of the Closing Date and is in an amount less than $100,000; (ii) relates to the Seller Indebtedness; or
                 (iii) is set forth on Schedules 4.1.18 and 4.1.19 hereto. Notwithstanding the foregoing, each of the following Contracts is a "Material Contract" and is set forth on Schedule 4.1.16:
                 (i) collective bargaining agreements and other contracts with any labor union; (ii) agreements including covenants which restrict the Business' rights to compete; (iii) consent decrees of Governmental Authorities to which the Assets or the Facilities are bound; (iv) employment agreements and severance agreements, including severance arrangements included in Seller's policies applicable to employees generally; (v) other than the Contracts relating to the Seller Indebtedness, any Contract under which Seller has borrowed or loaned money in excess of $100,000, or any mortgage, note, bond, indenture or other evidence of indebtedness (excluding advances, deposits or similar obligations) or any guarantee of indebtedness; or
                (vi) joint ventures or similar agreements.

                          (b) There does not exist under any Material  Contract
                 any material event of default or event or condition that, after notice or lapse of time or both, would constitute a material violation, breach or event of default thereunder on the part of Seller or, to Seller's knowledge, any other party thereto except as set forth in Schedule 4.1.16. Except as set forth in Schedule 4.1.16, no consent of any third party is required under any Material Contract as a result of or in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Each Material Contract is in full force and effect and is the valid and binding obligation of Seller and, to the knowledge of Seller, of each other party thereto. Seller has made available to Buyer copies of all Material Contracts. Except as set forth in Schedule 4.1.16 the consummation of the transactions contemplated by this Agreement will not result in any Material Contract failing to remain in full force and effect (without imposition of any material restriction, adverse condition, limitation, cost or penalty to Seller, Buyer or the Business). Except as set forth on Schedule 4.1.16, Seller has satisfied all of its material obligations under the Material Contracts to the extent that such obligations can be determined as of the date of this Agreement and Seller will continue to satisfy all such obligations pursuant to such Material Contracts through the
                  Closing Date.

                 4.1.17. Intellectual Property. Schedule 4.1.17 contains a complete and correct list of Intellectual Property material to the operation of the Business (the "Material Intellectual Property"). Seller owns or has the right to use pursuant to license, sublicense, agreement or permission all Material Intellectual Property. Except as set forth in Schedule 4.1.17, Seller is the sole and exclusive owner of the Material Intellectual Property for which it is identified as the owner thereof on Schedule 4.1.17, and is listed in the records of the appropriate agency as the sole and exclusive owner of record for each such registration, grant and application listed thereon. Except as set forth in Schedule 4.1.17, Seller has the full right to use (without payment) the Material Intellectual Property in the conduct of the Business, as currently conducted. Except as set forth in Schedule 4.1.17, no claims have been asserted or, to the knowledge of Seller, threatened, nor has Seller received notice of any such claim that (i) the operations of the Business infringe upon or conflict with the rights of any other Person in respect of any Material Intellectual Property or (ii) any Material Intellectual Property or the use by the Business of any Material Intellectual Property is invalid or unenforceable. To the knowledge of Seller, no Person is presently infringing or, since January 1, 1997, has infringed upon Seller's rights in respect of the Material Intellectual Property.

                 4.1.18. Owned Real Property. Schedule 4.1.18 contains a complete and correct list of the Owned Real Property setting forth the address of each parcel of Owned Real Property including, without limitation, the properties reflected as being so owned on the Seller Financial Statements and not disposed of after the Seller Financial Statements Date in the ordinary course of business and in accordance with the terms of this Agreement. Seller has, and on the Closing Date, Holdco or a Subsidiary thereof will have, good and valid fee title to the Owned Real Property free and clear of all Liens other than Permitted Liens. All of the buildings, structures and material appurtenances owned by Seller and situated on the Owned Real Property are in substantially good operating condition, and substantially in a state of good maintenance and repair, subject to ordinary wear and tear. The Owned Real Property has adequate rights of ingress and egress for operation of the Business in the ordinary course. Except as disclosed on Schedule 4.1.18, no condemnation or similar proceeding is pending or, to the best knowledge of Seller, threatened, with respect to the Owned Real Property. Except for Owned Real Property subject to any of the Leases, Seller is not obligated under any option, right of first refusal or other contractual right to sell, lease or otherwise dispose of any Owned Real Property.

                 4.1.19. Leases. Schedule 4.1.19 contains a complete and correct list of all Leases to which a Seller is a party setting forth the address, landlord and tenant for each Lease. Seller has made available to the Buyer true, correct and complete copies of the Leases. Except as disclosed on Schedule 4.1.19, no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a material default, violation or breach by Seller in any respect under any Lease. Except as disclosed on Schedule 4.1.19, to the best knowledge of Seller, all of the buildings, structures and material appurtenances situated on the Leased Real Property are in reasonably good operating condition, and in a state of good maintenance and repair, subject to ordinary wear and tear. The Leased Real Property has adequate rights of ingress and egress for operation of the Business in the ordinary course. Except as disclosed on Schedule 4.1.19, to the best knowledge of Seller, no condemnation or similar proceeding is pending or threatened with respect to the Leased Real Property. Except as set forth in Schedule 4.1.19, no Consent of any third party is required under any Lease as a result of or in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Each Lease is in full force and effect and is the valid and binding obligation of Seller and, to the knowledge of Seller, of each other party thereto. Except as set forth on Schedule 4.1.19, Seller has not assigned its interest under any such Lease, sublet any interest in any Leased Real Property or pledged its interest therein. Except as set forth in Schedule 4.1.19 the consummation of the transactions contemplated by this Agreement will not result in any Lease failing to remain in full force and effect (without imposition of any material restriction, adverse condition, limitation, cost or penalty to Seller, Buyer or the Business). Except as set forth in Schedule 4.1.19, Seller has satisfied all of its material obligations under the Leases to the extent that such obligations can be determined as of the date of this Agreement and Seller will continue to satisfy all such obligations pursuant to such Leases through the Closing Date.

                 4.1.20. Environmental Matters. Except as set forth in Schedule
        4.1.20 (i) to Seller's knowledge, the Facilities are in compliance in all material respects with Environmental Laws; (ii) Seller has obtained all material Environmental Permits necessary for the operation of the Facilities, and all such Environmental Permits are in full force and effect; (iii) Seller is in compliance with all such Environmental Permits, except for noncompliance, individually or in the aggregate, that does not have a Material Adverse Effect; (iv) there are no pending or, to the best knowledge of Seller, threatened Environmental Proceedings; (v) Seller has not generated, handled, stored, disposed of or released any Hazardous Substances on any of the Owned Real Property or Leased Real Property other than in compliance, in all material respects, with applicable Environmental Laws; (vi) there have been no Releases of Hazardous Substances by Seller on or underneath any of the Owned Real Property or Leased Real Property, except pursuant to and in material compliance with an Environmental Permit; (vii) there are not now and to Seller's knowledge there never have been any underground storage tanks, PCBs or asbestos located on the Owned Real Property or on the Pioneer Valley Real Property or the Leased Real Property set forth on Schedule 4.1.20(a) hereto except as allowed by and in material compliance with all applicable Environmental Permits and Environmental Laws; and (viii) Seller has not received any written communication, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that Seller is not in full compliance with Environmental Laws. There is no Environmental Proceeding pending or to the knowledge of Seller, threatened against Seller or with respect to the Assets. Seller has made available to Buyer all environmental reports and studies relating to the Assets, the Facilities or the Real Property of which Seller is aware and of which Seller has possession (the "Environmental Reports"). Notwithstanding anything in this Agreement to the contrary, this Section 4.1.20 sets forth the exclusive representations and warranties of Seller to Buyer with respect to environmental matters of any kind or nature whatsoever. The inclusion of any item disclosed in Schedule 4.1.20 does not constitute an admission by any Party that any matters disclosed in such Schedule constitute a violation of any Environmental Law.

                 4.1.21. Employment Relations. Except as set forth on Schedule 4.1.21, (a) no Seller is now engaging or has since August 16, 1996 engaged in any unfair labor practice involving the Business that could reasonably be expected to result in a material liability to the Business, (b) no Seller has been notified of any material grievance involving an employee of the Business, (c) no Seller is a party to any collective bargaining agreement involving the Business and no such collective bargaining agreement is currently being negotiated by any Seller, (d) there is no labor strike, slowdown or work stoppage pending or, to the knowledge of Seller, threatened against Seller relating to the Business, and (e) to the knowledge of Seller, there have been no union-organizing efforts relating to the Business. Seller has not received written notice of the intent of any federal, state or local agency responsible for the enforcement of labor or employment laws to conduct an investigation of or relating to Seller or the Business, and no such investigation is in progress except, in each case, for investigations in the ordinary course of business.

                  4.1.22.  Employee Benefit Plans.

                          (a) Schedule  4.1.22(a)  contains a true and complete
                 list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of section 3(1) of "ERISA"); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by any Seller or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with any Seller would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which any Seller or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Business (the "Employee Benefit Plans").
                          (b) With respect to each Employee Benefit Plan, Seller has heretofore delivered or made available to Buyer true and complete copies of each of the plan and all related documents, including annual reports, Summary Plan Descriptions, trust agreements and the most recent determination letter received from the Internal Revenue Service with respect to each Employee Benefit Plan intended to qualify under section 401 of the Code.
                          (c) No Employee  Benefit  Plan is subject to Title IV
                 of ERISA, and no liability under Title IV or section 302 of ERISA has been incurred by the Seller or any ERISA Affiliate that has not been satisfied in full. Insofar as the representation made in this Section (c) applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any ERISA Affiliate made, or was required to make, contributions during the five (5)-year period ending on the last day of the most recent plan year ended prior to the Closing Date.

                          (d) All contributions required to be made with respect to any Employee Benefit Plan on or prior to the
                 Closing  Date have been  timely made or are  reflected  on the
                  Seller Financial Statements.
                          (e) Except as set forth in Schedule  4.1.22(e),  each
                 Employee Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.
                          (f) Except as set forth in Schedule  4.1.22(f),  each
                 Employee Benefit Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code.
                          (g) No Employee Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Business for periods extending beyond their retirement or other termination of service, other than coverage mandated by applicable law.

                          (h) No amounts  payable  under the  Employee  Benefit
                 Plans will fail to be deductible for federal income tax purposes by virtue of section 162(a)(1), 162(m) or 280G of the Code.

                          (i) The consummation of the transactions contemplated
                 by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of Seller or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                          (j) There are no pending,  threatened or  anticipated
                 claims by or on behalf of any Employee Benefit Plan, by any employee or beneficiary covered under any such Employee Benefit Plan, or otherwise involving any such Employee Benefit Plan (other than routine claims for benefits).

                          (k) Except as set forth in  Schedule  4.1.22(k),  (i)
                 since  the   enactment  of  the  WARN  Act,   Seller  has  not
                 effectuated a "plant closing" or a "mass layoff" (as such terms are defined in the WARN Act); (ii) Seller has not effected any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation; and
                 (iii) none of Seller's employees has suffered an "employment loss" (as defined in the WARN Act) during the 90-day period prior to the date of this Agreement.

                 4.1.23. Accounts Receivable. Except as set forth on Schedule 4.1.23, the Accounts Receivable on the Seller Financial Statements and all Accounts Receivable that exist as of the Closing Date constitute valid claims arising from bona fide transactions in the ordinary course of business, and are collectible, net of any reserves for bad debt and contractual allowances (which reserves and allowances are determined in accordance with GAAP as applied by Seller, consistent with past practice).

                 4.1.24. Insurance. Seller has made available to Buyer or its representatives copies of, and Schedule 4.1.24 lists, all insurance policies that Seller maintains with respect to the Business and the Assets or on the employees of the Business. In Seller's judgment, such policies, with respect to their amounts and types of coverage, are adequate to insure against risks to which Seller and its property and the Assets are normally exposed in the operation of the Business, subject to customary deductibles and policy limits. All such policies are in full force and effect. Except as set forth in Schedule 4.1.24, there are no pending, nor to the knowledge of Seller, threatened disputes relating to coverage or other disputed claims under any of the foregoing insurance policies and there are no pending defaults and Seller has received no notices of cancellation of such policies.

                 4.1.25. Taxes. For purposes of this Section 4.1.25 and Section 5.4, (i) "Transferors" shall mean PHC Holdings, PHC - Salt Lake, PHC - Jordan, Paracelsus Davis, Paracelsus-PHC, Paracelsus Pioneer, PHC Utah, Clinicare and PVHP (each a "Transferor"); (ii) "Transferred Corporation" shall mean Holdco; (iii) "Other LLC Entities" shall mean SouthRidge Professional Plaza, LLC, and Davis Surgical Center, LLC, (each an "Other LLC Entity"). (Sandy City ASC, LLC, and Other LLC Entities are sometimes collectively referred to in this 4.1.25 and
        Section 5.1.4 as the "LLC Entities." Except as set forth on Schedule 4.1.25:

                          (a) All Tax  Returns  required  to be  filed by or on
                 behalf of the Transferors, the Transferred Corporation or Sandy City ASC, LLC on or before the Closing Date have been (or will be as of the Closing Date) timely filed. All such Tax Returns are (or will be as of the Closing Date) true, correct and complete in all respects. None of the Transferors, the Transferred Corporation or Sandy City ASC, LLC is at present the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Taxing Authority in a jurisdiction where the Transferors, the Transferred Corporation or Sandy City ASC, LLC do not file Tax Returns to the effect that any Transferor, the Transferred Corporation or Sandy City ASC, LLC is or may be subject to Taxes imposed by that jurisdiction. None of the Transferors, the Transferred Corporation or Sandy City ASC, LLC is required to file any state Tax Returns other than in those states set forth in Schedule 4.1.25.

                          (b) Each Transferor,  the Transferred Corporation and
                 Sandy City, ASC, LLC have timely paid or will pay prior to the Closing Date all Taxes due from it. Each Transferor, the Transferred Corporation and Sandy City, ASC, LLC have established (and until the Closing will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due or payable.

                          (c) There are no Liens  for  Taxes  upon the  assets,
                 properties or business of any Transferor, the Transferred Corporation or Sandy City ASC, LLC. No facts exist which would reasonably be expected to result in the assessment of any liability for Taxes by any Taxing Authority against any Transferor, the Transferred Corporation or Sandy City ASC, LLC.
                          (d) Prior to the date of this  Agreement,  Parent has
                 provided Buyer with written schedules of (i) the taxable years of the Transferors, the Transferred Corporation, Sandy City ASC, LLC and, to Parent's knowledge, Other LLC Entities for which any statute of limitations with respect to any Tax has not expired and (ii) with respect to U.S. federal income Taxes, for all taxable years of the Transferors, the Transferred Corporation, Sandy City ASC, LLC, and, to Parent's knowledge, Other LLC Entities for which the statutes of limitations  have  not yet  expired,  those  years  for  which examinations have been completed, those years for which examinations are presently being conducted and those years for which examinations have not yet been initiated. No deficiency or material adjustment to taxable income or deductions for any Taxes has been proposed, asserted, or assessed against the Transferors, the Transferred Corporation, Sandy City ASC, LLC or, to Parent's knowledge, Other LLC Entities which has not been resolved and paid in full and no issue has been raised by a Taxing Authority in any such examination which reasonably would be expected to result in a proposed deficiency, penalty or interest for any other period. There are no outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Tax Returns of the Transferors, the Transferred Corporation, Sandy City ASC, LLC or, to Parent's knowledge, any Other LLC Entities, and no power of attorney with respect to the Transferors, any Transferred Corporation, Sandy City ASC, LLC or, to Parent's knowledge, any Other LLC Entity has been granted which currently remains in force.
                          (e) Parent has delivered to Buyer correct and complete copies of all Tax Returns, examination reports, and statement of deficiencies assessed against or agreed to with respect to the Transferred Corporation, Sandy City ASC, LLC and, to Parent's knowledge, Other LLC Entities.
                          (f) Neither the Transferors, the Transferred Corporation, Sandy City ASC, LLC, or to Parent's knowledge, the Other LLC Entities, nor any of their respective representatives has received notice or is otherwise aware of any pending audit or other proceeding by any federal, state, local or foreign court, governmental, regulatory, administrative or similar authority with respect to any Taxes or Tax Returns.

                          (g) Neither Sandy City ASC, LLC nor, to Parent's knowledge, any of the Other LLC Entities is a party to, is bound by, or has any obligation under, any Tax allocation, sharing agreement or similar contract or arrangement. The Transferred Corporation will have no liability under any Tax allocation, sharing agreement or similar contract or arrangement. None of the Transferors, the Transferred Corporation, Sandy City ASC, LLC or, to Parent's knowledge, the Other LLC Entities have any liability for the Taxes of any Person (other than the Parent and its Subsidiaries) as a transferee or successor or otherwise (including under Treas. Reg. ss. 1.1502-6 or any similar provision of state, local or foreign law).

                          (h) None of the Transferors, the Transferred Corporation, or, to Parent's knowledge, the LLC Entities have failed to withhold and pay over to the appropriate Taxing Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                          (i)  The  Transferred  Corporation  has  not  filed a
                 consent   under   Section   341(f)  of  the  Code   concerning
                 collapsible corporations.

                          (j) No Transferor or Transferred Corporation has been
                 a member of an affiliated group, within the meaning of Section 1504(a) of the Code, filing a consolidated federal income Tax Return (other than a group the common parent of which is Parent).

                          (k) Neither Parent nor its Affiliates  have ever been
                 the Tax Matters Partner as defined in ss. 6231(a)(7) of the Code with respect to the Other LLC Entities.

                          (l) Parent or its Affiliates  have paid all Taxes due
                 with respect to any ownership interest of Parent or its Affiliate in the in the LLC Entities.

                          (m) Seller  believes  that  neither  the  Pre-Closing
                 Transactions nor any transactions contemplated in this Agreement will terminate one or more of the LLC Entities under
                 Section 708 of the Code. Prior to Seller or any of its Affiliates transferring interests in an LLC Entity, Seller shall confirm that such transfer will not terminate the LLC Entity under Section 708. If a transfer contemplated by this Agreement would terminate an LLC Entity, either (i) Seller shall obtain the consent of (A) Buyer and (B) any Members of the affected LLC Entity whose consent is required under the LLC's operating agreement to the termination of the LLC under
                 Section 708 or (ii) the portion of the LLC Entity Interest which may be transferred without causing a termination shall be transferred immediately and Seller or its Affiliates shall enter into an agreement to sell the balance of the interest to Holdco no more than 13 months from the date of the initial transfer. In the event (ii) applies, the Transaction Consideration shall be reduced by the amount to be paid by
                  Holdco for the balance of the LLC Entity Interest.

                 4.1.26. Affiliate Transactions. Schedule 4.1.26 sets forth a true, correct and complete description of all material Affiliate Transactions. Except as set forth in Schedule 4.1.26, each of the Affiliate Transactions will terminate at or prior to the Closing without any payment by or liability to the Business or relating to any Asset.

                 4.1.27. Brokers, Finders, etc. Other than Chase Securities Inc. no agent, broker, Person or firm acting on behalf of Seller or any of its Affiliates is, or will be, entitled to any fee, commission or broker's or finder's fees in connection with this Agreement or any of the transactions contemplated hereby.

                 4.1.28. Disclosure. No representation or warranty by Seller contained in this Agreement or any Collateral Agreement, and no information contained in any certificate delivered by Seller pursuant to this Agreement or any Collateral Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

                 4.1.29. Solvency. Except as set forth on Schedule 4.1.29, no Seller is, nor after Closing as result of the transactions contemplated hereby will be, rendered insolvent or otherwise unable to pay its debts as they become due. No Seller has any intention of filing in any court pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization under bankruptcy laws or for the appointment of a receiver or trustee of all or any portion of such Seller's property; and, to Seller's knowledge, no other Person has filed or threatened to file such a petition against any Seller.

                 4.1.30. Disclaimer of Warranties. Except for the warranties and representations expressly set forth herein, the Assets will be transferred by Seller to Holdco or a Subsidiary thereof in their condition at Closing, "AS IS", WITH NO WARRANTY OF HABITABILITY OR FITNESS FOR HABITATION, with respect to the Real Property, and WITH NO OTHER WARRANTIES, INCLUDING THE WARRANTIES OF SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, with respect to the other Assets, any and all of which warranties (whether express or implied, statutory or otherwise) Seller hereby disclaims.

                 4.1.31.  Absence  of  Undisclosed   Liabilities.   Except  for
        liabilities and obligations (i) set forth in Schedule 4.1.31, (ii) reflected in the Seller Financial Statements or (iii) incurred in the ordinary course of business consistent with past practice, Seller does not have any material liabilities or obligations of any nature, direct or indirect, whether accrued, fixed, contingent or otherwise, relating to the Business. This Section 4.1.31 shall not be deemed to apply to any obligations or liabilities of the types that (i) are covered by any other representations and warranties under this Section 4.1 and (ii) are either (a) disclosed in the Schedules or (b) are specifically excluded or excepted from the terms of such representations and warranties  under the  express  language  of such  representations  and warranties or by reason of qualifications of such representations and warranties relating to materiality, Seller's knowledge or other specific qualifications set forth therein.

                 4.1.32. Inventory. The inventory with respect to each Facility is, and at Closing will be, maintained in all material respects in such quality and quantities as is consistent with such Facility's historical practices.

                 4.1.33. Year 2000 Compliance. Seller has provided Buyer with copies of Parent's Year 2000 Project Plan and the weekly progress reports the "Progress Reports" under the Year 2000 Project Plan prepared as of the date hereof, and has provided Buyer with access to all supplementary material and documentation with respect at the steps taken to cause the Business and the Facilities to be in Year 2000 Compliance. The Year 2000 Project Plan and the Progress Reports accurately set forth (i) the steps to implement the Deliverables (ii)
        the actions  completed  by Seller as of the date of this  Agreement  to implement  the  Deliverables,  which  actions are set forth on Schedule
        4.1.33 and (iii) those  remaining  actions  identified in the Year 2000
        Project Plan to implement the Deliverables which have not been completed as of the date of this Agreement. Seller believes that upon completion of such remaining patient critical and operations critical actions as set forth in and in accordance with the Year 2000 Project Plan, that the systems described in the Year 2000 Project Plan will function in Year 2000 Compliance in all material respects. For purposes of this Agreement, "Year 2000 Compliance" means that such systems will operate without resulting in material disruption to the operation of the  Facilities  or material  liability  to the Business as a result of errors  relating to the processing of date data in connection  with the year change from  December 31, 1999 to January 1, 2000,  provided  that such systems are used with accurate date and other data.

                 4.1.34. Holdco Capitalization. The authorized capital stock of Holdco consists of 1000 shares of no par value common stock ("Holdco Common Stock"), all of which are issued and outstanding as of the date hereof (the "Shares") and are owned by PHC Holdings, and all of which will be issued and outstanding and owned by PHC Holdings immediately prior to consummation of the transactions contemplated by Schedule 3.1. There are no outstanding options, rights, calls or commitments of any kind relating to, or any presently effective agreements or understandings, with respect to, the Shares which would affect or prevent the transfer of the Shares contemplated by Schedule 3.1 or restricting or otherwise relating to the voting, dividend rights or disposition of the Shares. All of the Shares are validly issued and outstanding, fully paid and nonassessable. None of the Shares have been issued in violation of, and are not subject to, any preemptive, subscription or similar rights. Neither Parent, nor Seller nor any other Person (other than Buyer) has any right to acquire any additional shares of Holdco Common Stock or any securities convertible or exchangeable into Holdco Common Stock. Except as set forth on Schedule 4.1.34, Holdco does not own any capital stock or other equity interest in or of any corporation, partnership, joint venture or other entity. PHC Holdings is, and at all times from the date hereof until immediately prior to the consummation of the transactions contemplated by Schedule 3.1 will be, the sole record and beneficial owner of the Shares, free and clear of all Liens, other than Permitted Liens. Upon delivery by Buyer of the Transaction Consideration in accordance with such Schedule 3.1, and upon delivery to Buyer of a certificate or certificates representing the shares of Holdco Common Stock to be issued to Buyer at the Closing in accordance with Schedule 3.1, such shares of Holdco Common Stock will be duly authorized and validly issued, fully paid and non-assessable.

                 4.1.35. Holdco Information. Seller has made available to Buyer or its representatives all material agreements and instruments that relate to Holdco, its assets, business or operations as well as any documents executed in connection with the transactions set forth on
        Schedule 3.1 hereto. Except for the Assets being acquired in connection with the consummation of the transactions set forth on Schedule 3.1, and except as set forth on Schedule 4.1.35, Holdco does not own any assets and has not since January 1, 1997 entered into any agreements or been bound by or a party to any agreements under which it has any obligations in excess of $10,000.

        4.2. Representations and Warranties of the Buyer. Buyer represents and warrants to Seller as follows:

                 4.2.1. Corporate Status; Authorization, etc. Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Agreement and the Collateral Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been, and on the Closing Date the execution and delivery by Buyer of the Collateral Agreements to which it is a party will have been, duly authorized by all requisite corporate action of Buyer. Buyer has duly executed and delivered this Agreement and on the Closing Date Buyer will have duly executed and delivered the Collateral Agreements to which it is a party. This Agreement is, and on the Closing Date each of the Collateral Agreements to which Buyer is a party will be, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms except that (a) such enforcement
       may  be  subject  to  any   bankruptcy,   insolvency,   reorganization,
        moratorium,  fraudulent  transfer or other laws,  now or  hereafter  in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                 4.2.2. No Conflicts, etc. The execution, delivery and performance by Buyer of this Agreement and each of the Collateral
        Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with or result in a violation of or a default under (i) the organizational documents of Buyer, or (ii) any Applicable Law applicable to Buyer or any of its properties or assets, or (b) except as set forth in Schedule 4.2.2, conflict with, or result in any violation of or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any Lien under, any contract, agreement or other instrument applicable to Buyer or any of its properties or assets, except, in the case of clause (ii), for violations and defaults that, individually and in the aggregate, have not and will not materially impair the ability of Buyer to perform its obligations under this Agreement or under any of the Collateral Agreements to which it is a party. Except as specified in
        Schedule 4.2.2, no Governmental Approval or other Consent is required to be obtained or made by Buyer in connection with the execution and delivery of this Agreement or the Collateral Agreements or the consummation of the transactions contemplated hereby and thereby. Except as set forth in Schedule 4.2.2, no material Consent of any Governmental Authority is required to be obtained or made by or with respect to Buyer in connection with the execution and delivery of this Agreement or the Collateral Agreements, the consummation by Buyer of the transactions contemplated hereby or thereby, other than compliance with and filings under the HSR Act.

                 4.2.3. Litigation. Except as set forth on Schedule 4.2.3, there is no action, claim, suit, investigation or proceeding material to Buyer pending, or to Buyer's knowledge threatened, against or relating to Buyer or against or relating to the transactions contemplated by this Agreement at law or in equity or before any Governmental Authority that is reasonably likely to have a Material Adverse Effect.

                 4.2.4. Financial Capability. Prior to the execution of this Agreement, Buyer executed a commitment letter dated August 11, 1999 with The Bank of Nova Scotia (the "Commitment Letter"), complete and current copies of which have been furnished to Seller.

                 4.2.5. No Current Operations. Buyer does not currently own or operate an acute care hospital in the geographic area encompassing the Salt Lake City - Ogden Metropolitan Statistical Area (encompassing the three contiguous counties in Northern Utah of Weber County, Davis County and Salt Lake County).

                 4.2.6. No Brokers. No agent, broker, Person or firm acting on behalf of Buyer is, or will be, entitled to any fee, commission or broker's or finder's fees in connection with this Agreement or any of the transactions contemplated hereby.

                 4.2.7. Disclosure. No representation or warranty by Buyer contained in this Agreement or any Collateral Agreement, and no information contained in any certificate delivered by Buyer pursuant to this Agreement or any Collateral Agreement, and no information contained in any certificate delivered by Buyer pursuant to this Agreement or any Collateral Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

                 4.2.8. Solvency. Buyer is not, nor after Closing as result of the transactions contemplated hereby will be, rendered insolvent or otherwise unable to pay its debts as they become due. Buyer has no intention of filing in any court pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization under bankruptcy laws or for the appointment of a receiver or trustee of all or any portion of Buyer's property; and, to Buyer's knowledge, no other Person has filed or threatened to file such a petition against Buyer.

         4.3. Representations and Warranties of Parent. Each Parent jointly and severally represents and warrants to Buyer as follows:

                 4.3.1. Authorization, etc. Each Parent has the corporate power and authority to execute and deliver this Agreement and each of the Collateral Agreements to which it will be a party, to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Parent of this Agreement, and the consummation of the transactions contemplated hereby, have been, and on the Closing Date the execution and delivery by each Parent of each of the Collateral Agreements and the consummation of the transactions contemplated thereby will have been, duly authorized by all requisite corporate action of each Parent. Each Parent has duly executed and delivered this Agreement and on the Closing Date each Parent will have duly executed and delivered each of the Collateral Agreements to which it is a party. This Agreement is, and on the Closing Date each of the Collateral Agreements to which each Parent is a party will be, legal, valid and binding obligations of each Parent, enforceable against such Parent in accordance with their respective terms except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                 4.3.2. Corporate Status. Each Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified or licensed to do business and is in good standing in each of the jurisdictions in which the ownership of its assets or the operation its business makes such qualification or licensing necessary, except to the extent that any failure to be so licensed or qualified would not result in a material adverse effect on the operations of such Parent's business taken as a whole.

                 4.3.3. No Conflicts, etc. The execution, delivery and performance by each Parent of this Agreement and each of the Collateral Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with or result in a violation of or a default under (i) any Applicable Law applicable to such Parent, or (ii) the certificate of incorporation or bylaws or other organizational documents of such Parent or (b) conflict with, or result in any material violation of or constitute a material default (or an event or condition which, with notice or lapse of time or both, would constitute a material default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any Lien under, any material Contract to which such Parent is a party or by which such Parent or its assets are bound or affected. Except as set forth in
        Schedule 4.1.11, no material Consent of any Governmental Authority, or any third party is required to be obtained or made by or with respect to Parent in connection with the execution and delivery of this Agreement or the Collateral Agreements, or the consummation by Parent of the transactions contemplated hereby or thereby, or the conduct of the Business by Buyer after the Closing, other than compliance with the filings under the HSR Act.

                 4.3.4. Fraud and Abuse. To the knowledge of the Applicable Executives, Parent has not engaged in any activities with respect to the Business which are prohibited under 42 U.S.C. ss.ss. 1320a-7, 1320a-7a, 1320a-7b, 1395nn and 1396b, the federal Civil False Claims Act (31 U.S.C. ss. 3729 et seq.), the federal TRICARE statute, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations.

                 4.3.5. Solvency. Parent is not, nor after Closing as result of the transactions contemplated hereby will be, rendered insolvent or otherwise unable to pay its debts as they become due. Parent has no intention of filing in any court pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization under bankruptcy laws or for the appointment of a receiver or trustee of all or any portion of Parent's property; and, to Parent's knowledge, no other Person has filed or threatened to file such a petition against Parent.

                                   ARTICLE V.

                                    COVENANTS

         5.1.     Covenants of Seller.

                 5.1.1. Conduct of Business. From the date hereof to the Closing Date, except as expressly permitted or required by this Agreement or as otherwise consented to by the Buyer, or as required to effect the transactions set forth on Schedule 3.1 hereto, Seller will use its Best Efforts to carry on the Business in the ordinary course, in substantially the same manner as heretofore conducted, and to preserve intact its present business organization, its current relationships with customers, suppliers and others having business dealings with it with respect to the Business or the Assets. Without limiting the generality of the foregoing, and, except as contemplated by this Agreement or as set forth on Schedule 5.1.1, during the period from the date of this Agreement to the Closing Date, without the prior written consent of Buyer, Seller will not, with respect to the Business or the Assets:

                          (a) increase the rate of  compensation  of, or pay or
                 agree to pay any benefit to, its directors, officers or employees, except in the ordinary course of business or as may be required by any existing plan, agreement or arrangement;

                          (b) enter into, adopt or amend any Plan, or employment or severance agreement, except in the ordinary course of business;
                          (c) (i) sell, lease,  transfer,  or otherwise dispose
                 of any of the Assets, other than in the ordinary course of business, or (ii) mortgage or encumber any of the Assets which have an aggregate book value in excess of $100,000;

                          (d)  acquire  or  agree  to  acquire  by  merging  or
                 consolidating with, or by purchasing the stock or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization, or division thereof or otherwise acquire or agree to acquire any assets which are material individually, or in the aggregate, to Seller, except to the extent any of the foregoing do not relate to the Business;

                          (e) amend the certificate of  incorporation,  by-laws
                 or   similar   organizational   documents   of   any   of  the
                 Corporations, LLCs or partnerships;

                          (f) modify,  amend or terminate any Material Contract
                 to be assumed by Holdco or a Subsidiary thereof, pursuant to this Agreement (except modifications or amendments associated with renewals in the ordinary course of business consistent with past practice);

                          (g) enter into any Contract other than in the ordinary course of business (i) obligating Seller or the Business to expend more than $100,000 or (ii) relating to the Assets and extending beyond the Closing Date;

                          (h) permit  any  change to any of the  Assets  (other
                 than normal wear and tear, depreciation or casualty or changes that would not materially and adversely affect the conduct of the Business) or enter into any agreement or commitment to sell to any third party any of the Assets, other than transactions in the ordinary course of business or that would not materially and adversely affect the conduct of the Business, including, without limitation, sales of obsolete Assets not currently used in the conduct of the Business; or solicit any offers or proposals in connection with the foregoing;

                          (i) (i) incur, assume or prepay any material indebtedness or any other liabilities other than borrowings in connection with the Seller Indebtedness or otherwise in the ordinary course of business, consistent with past practice;
                 (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any other person other than in the ordinary course of business, consistent with past practice; or
                 (iii) make any material loans, advances or capital contributions to, or investments in, any other person; or

                          (j) agree, whether in writing or otherwise, to do any
of the foregoing.

                  5.1.2.   Access and Information.

                 (a) From the date hereof to the Closing Date, Seller shall afford to the officers and authorized representatives and agents of Buyer, full access, during normal business hours, upon reasonable notice and at such time(s) and in such manner as will not disrupt or adversely affect the delivery of care to patients, to all documents, records, work papers and information relating to the Assets and the Business (except for Privileged Documents) and all facilities, offices and warehouses of the Business as Buyer shall from time to time reasonably request. In addition, Seller will permit Buyer's officers and authorized representatives and agents reasonable access to such personnel of Seller during normal business hours, upon reasonable notice and at such times and in such manner as will not disrupt or adversely affect the delivery of care to patients, as reasonably required by Buyer in its review of the properties, assets and business affairs of the Business. Seller will keep Buyer generally informed as to the affairs of the Business.

                 (b) Seller acknowledges that prior to the Closing, Buyer intends to cause its accountants to conduct an audit of the Business. Seller agrees to cooperate with such accountants to the extent reasonably required by Buyer's accountants to effect such audit in a timely fashion, including by providing management representation letters as may be reasonably requested. Accordingly, Seller shall afford such accountants full access, during normal business hours, upon reasonable notice and at such time(s) and in such manner as will not disrupt or adversely affect the delivery of care to patients, to all documents, records, work papers and information relating to the Assets and the Business (except for Privileged Documents) and all Facilities, offices and warehouses of the Business, as such accountants shall from time to time reasonably request.

                 (c) Seller will cooperate with and provide such information and assistance to Buyer as is reasonably requested in connection with obtaining the financing contemplated by the Commitment Letter.

                 5.1.3. Further Assurances. Following the Closing, Seller shall from time to time, at no additional expense to Seller, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Buyer, to confirm and assure the rights and obligations provided for in this Agreement and in the Collateral Agreements and render effective the consummation of the transactions contemplated hereby and thereby.

                 5.1.4.   Schedules.   Seller  may  revise  or  supplement  the
        Schedules  at any  time on or  prior  to the  Closing  Date to  reflect information  that either (i) existed on the date hereof and should have been  included on one or more  Schedules but was not, or (ii) came into existence after the date hereof and would have been required to be disclosed on one or more Schedules if such information was in existence on the date hereof. Such revisions and supplements, if any, shall not be deemed disclosed as of the date hereof and shall not prohibit Buyer from relying on the condition set forth in Section 6.2.1 hereof.

                 5.1.5. Purchasing Contract. For a period of one (1) year from and after the Closing, Parent shall use its Best Efforts, and shall cause its Affiliates to use their respective Best Efforts to, provide Holdco and its Affiliates, for their use in connection with the Business, with benefits under the Purchasing Contracts, as the same may be in effect from time to time, in substantially the same manner as presently provided, provided, however, that neither Parent nor its
        Affiliates  shall be required to take any action that could  reasonably be expected to (i) adversely  affect their rights under any  Purchasing
        Contract or their relationship with the other parties to such contract,
        (ii) subject Parent or its Affiliates to any liability or require them to make any payments or (iii) otherwise significantly and adversely affect Parent or its Affiliates.

                 5.1.6. Use of Names. At or prior to the Closing, Seller shall cause an amendment to the certificate of incorporation or other organizational documents of Seller to be filed with the Secretary of State of the State of jurisdiction of its incorporation or formation, or other appropriate official, changing its name or a name bearing no resemblance to those set forth on Schedule 5.1.6. At the Closing, Seller will deliver to Holdco duplicate originals of such amendments, each duly executed and suitable for filing, or file-stamped copies of such amendments, if previously filed. After the Closing, neither Seller nor any Affiliate of Seller shall use or permit any of its affiliates to use the names set forth on Schedule 5.1.6 or any variant or derivative thereof.

                  5.1.7.   Title and Survey Matters.

                 (a) Title Commitment. Prior to Closing, Seller shall cause to be furnished to Buyer current title commitments (collectively, the "Title Commitment") issued by Chicago Title (the "Title Company") to issue to Holdco, at or as soon as possible after Closing, its ALTA Form B owner's title insurance policies (for each of the Owned Real Property) and, at Buyer's election, its leasehold title insurance policy for the Pioneer Valley Real Property, without standard exceptions and, at Buyer's election, with normal endorsements
        (including, without limitation, endorsements relating to zoning, access, tax parcel, contiguity (if applicable and available), survey and the owner's comprehensive endorsement), subject to all Permitted Liens in an amount equal to the fair market value of each such Owned Real Property or the leasehold value of the Pioneer Valley Real Property as determined by Buyer. The Title Commitment will commit the insurer to insure that, with respect to the Owned Real Property, the fee simple title to such Owned Real Property is marketable and valid and vested in Holdco, and, with respect to the Pioneer Valley Real Property, that the leasehold estate is good and marketable subject to the terms and conditions of the lease, and the lessor named in the lease was the owner of such Pioneer Valley Real Property on the date of the signing of the lease, subject, in each case, only to Permitted Liens. The Title Commitments will be accompanied by readable copies of all documents cited as exceptions to title therein (the "Underlying Documents"), which will be certified by the Title Company as true, correct and complete copies of the Underlying Documents. The cost of such title insurance (including premiums) will be borne by Buyer. To the extent that reference is made in the Title Commitment to any material exceptions ("additional exceptions") other than the Permitted Liens, Buyer will have ten (10) days from the later of (x) the date Seller delivers the Title Commitment to Buyer and (y) the date Seller delivers the Survey to Buyer, to notify Seller in writing of any material objections to such additional exceptions. If notice of such objection is not given to Seller within such period, then any objection to the additional exceptions shall be deemed to have been waived by Buyer, and all those additional exceptions shall be Permitted Liens. Seller shall have the right (including without limitation the right to use all or any part of the Purchase Price for this purpose), but not the obligation, up to and including the Closing to cure or remove any objectionable exceptions, so that the Title Policies can be issued to Buyer at the Closing at Buyer's expense without making exception to the objectionable exceptions. If, at or prior to the Closing, Seller notifies Buyer that Seller is unable or unwilling to cure or remove any such objectionable exceptions, and if any such objectionable exception would materially and adversely affect the conduct of the Business after the Closing, then Buyer shall have the option of giving notice to Seller within ten (10) days after receipt of Seller's notice or on the date of the Closing, whichever date first occurs, either to terminate this Agreement or to waive any such objections, in which case the objectionable exceptions shall be Permitted Liens; and if no such notice is given by Buyer, then Buyer will be deemed to have elected to waive any such objections.

                 (b) Survey.  As soon as  reasonably  practical  after the date hereof, but in no event less than twenty (20) days prior to Closing, Seller shall deliver to Buyer surveys (collectively, the "Survey") of the Owned Real Property and the Pioneer Valley Real Property acceptable to the Title Company for purposes of deleting standard survey exceptions as provided above and reflecting all improvements visible on the ground and all easements, rights of way, means of ingress or egress encroachments and drainage ditches, whether abutting or interior, of record or on the grounds. The legal description of the Real Property set forth in the title policies issued pursuant to the Title Commitments will conform to the legal descriptions set forth in any surveys required under this Section. The expense of preparing any surveys hereunder will be borne by Seller.

                 5.1.8.  Expansion  Project.  Seller has  construction  work in progress at Jordan Valley  Hospital with a budgeted  completion cost of
       $15,512,401 (the "Expansion  Project").  Both Seller and Buyer wish for the work on the Expansion  Project to continue  during the  Pre-Closing
        Period. To this end, Seller agrees, in all material respects and consistent with Seller's practice prior to the date hereof with respect thereto, to (i) continue to plan, design, construct, equip, obtain government approvals and implement the Expansion Project consistent with its approved plans, specifications, schedule and budget; (ii) discharge its obligations and enforce its rights against the Contractors; (iii) pay all invoices and other amounts owed to any Contractor or other party in order to fund the costs and expenses of the Expansion Project, including, without limitation, the cost of labor, materials, equipment, tools and services (the "Work") provided by any Contractor (but excluding retainage under each individual contract), in accordance with the terms and conditions of such invoice or any contract relating to the Expansion Project, including the Construction Agreement (the "Expansion Costs"); (iv) obtain from (a) the Other Contractors, an invoice (a "Cut-Off Invoice") for all Expansion Costs incurred for Work performed in connection with the Expansion Project for the period between the date of the most recent invoice prior to the date hereof and the date hereof and monthly invoices for work performed in connection with the Expansion Project thereafter in the ordinary course of business and (b) the General Contractor, all Draw Requests in the ordinary course of business; (v) provide to Buyer as soon as practicable after Sellers receipt thereof, copies of the Cut-Off Invoices and a copy of the Draw Request for the calendar month during which the date hereof occurs (the "Pro-Rated Draw Request") together with a calculation of the pro-rated amount of the Pro-Rated Draw Request, if applicable, representing the Expansion Costs for Work performed in connection with the Expansion Project from and after the date hereof; (vi) provide to Buyer monthly reports of the Expansion Costs throughout the Pre-Closing Period (which reports shall be provided within three (3) business days of the end of each calendar month and shall include, for such month, (a) the Draw Request and (b) the Other Contractor's invoices (collectively, the "Contractors' Interim Invoices"); and (vii) obtain from Buyer the approval of any material changes in the scope or schedule of the Expansion Project, or any material increase in the budgeted costs.

                5.1.9. Year 2000 Project Plan. During the Pre-Closing Period Seller will continue to take the steps set forth in the Year 2000
        Project Plan to implement the Deliverables in accordance with such Plan and Seller's past practices with respect thereto, including the preparation of Progress Reports. Seller will provide Buyer with copies of all Progress Reports prepared during the Pre-Closing Period as they are completed. On the Closing Date or as soon thereafter as practicable, Seller will provide Buyer with an update of Schedule
        4.1.33 setting forth the actions completed by Seller to implement the Deliverables as of the Closing Date.

                 5.1.10. Bonuses. At or prior to the time of the final determination of the Adjusted Cash Purchase Price pursuant to Section 3.4, Seller shall pay all amounts owing pursuant to bonus letters addressed to the individuals set forth on Schedule 5.1.10 hereto in accordance with the terms of such letters.

        5.2.     Covenants of Buyer.

                 5.2.1. Further Assurances. Following the Closing, Buyer shall, and shall cause its Affiliates to, from time to time, at no additional
       expense  to  Buyer  or  such  Affiliates,   execute  and  deliver  such
       additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Seller, to confirm and assure the rights and obligations provided for in this Agreement and in the Collateral Agreements and render effective the consummation of the transactions contemplated hereby and thereby.

                 5.2.2. Post-Closing Access to Information.  Buyer acknowledges that  subsequent to Closing,  Seller may need access to  information or documents in the control or possession of Buyer (or its Affiliates) for the purposes of concluding the transactions set forth herein, audits, compliance with Applicable Laws and requirements of Governmental Authorities, and the prosecution or defense of third party claims. Accordingly, Buyer agrees that, after Closing, Buyer (and its Affiliates) will, at the expense of the Seller and upon written request, make available to agents, independent auditors and/or governmental agencies, such documents and information as may be available relating to the Assets for periods prior and subsequent to Closing to the extent necessary to facilitate concluding the transactions set forth herein, audits, compliance with Applicable Laws and requirements of Governmental Authorities and the prosecution or defense of claims.

                 5.2.3. Preservation and Access to Patient Records After the Closing. After the Closing, Buyer shall, in the ordinary course of business and as required by law, keep and preserve all medical records and other records of the Facilities existing as of the Closing Date. Buyer acknowledges that as a result of entering into this Agreement and its ownership of the Assets, it will gain access to patient and other information which is subject to rules and regulations concerning confidentiality. Buyer agrees to abide by any such rules and regulations relating to the confidential information it acquires. Buyer agrees to maintain the patient records delivered to Buyer at Closing at the Facilities after Closing in accordance with applicable law (including, if applicable, Section 1861(v)(i)(1) of the Social Security Act (42 U.S.C. ss. 1395(v)(1)(1)), and requirements of relevant insurance carriers. Upon reasonable notice, during business hours, and upon receipt of appropriate consents and authorizations, Buyer shall afford to the representatives of Seller, including its counsel and accountants, full and complete access to, and copies of, the records transferred  to Buyer at the Closing  (including,  without  limitation, access to patient  records in respect of patients  treated by Seller at the Facilities).  In addition,  Seller shall be entitled to remove from the Facilities any such patient records for purposes of pending litigation involving a patient to whom such records refer, upon receipt of appropriate consents and authorizations.

                 5.2.4. Confidentiality. With respect to Confidential Information provided by either Seller or Buyer or their respective Affiliates in connection with and relative to the transactions contemplated by this Agreement, each Party hereto agrees to use Best Efforts to cause its officers, employees, representatives and agents to hold all such Confidential Information in strict confidence and only to disclose such Confidential Information to such duly authorized persons as are necessary to effect the transactions contemplated hereby, and, if requested, to return all originals and copies of any such written Confidential Information to the other Party hereto or its Affiliates (as applicable) in the event, for any reason, the transactions contemplated hereby are not consummated. Nothing in this Section shall prohibit the use of such Confidential Information for such governmental filings as are required by law or governmental regulations or the disclosure of such Confidential Information if such disclosure is compelled by judicial or administrative process or, in the opinion of such disclosing Party's counsel, other requirements of law. Each Party agrees that it will not use, and will not knowingly permit others to use, any Confidential Information in a manner detrimental to the Business, the other Party hereto or to their competitive disadvantage. Each Party and its officers, employees and agents recognize that any breach of this Section by a Party would result in irreparable harm to the other Party and its Affiliates and that therefore such other Party hereto shall be entitled to an injunction to prohibit any such breach in addition to all of their other legal and equitable remedies. For the purposes hereof, "Confidential Information" shall mean all information of any kind concerning either Seller or Buyer or their respective Affiliates obtained, directly or indirectly, from the other Party hereto in connection with the transactions contemplated by this Agreement except information (i) ascertainable or obtained from public or published information, (ii) received from a third party not under an obligation to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement), or (iv) which was in such Party's possession prior to disclosure thereof to such Party in connection herewith.

                 5.2.5. Release of Letter of Credit. On or prior to Closing, Buyer shall replace or otherwise cause the Letter of Credit to be terminated and released and shall cause Seller to be fully released from all liabilities and obligations with respect thereto.

                 5.2.6. Financing Commitment. Buyer will immediately provide Seller with written notice of any amendments to or modifications of the terms and conditions of the Commitment Letter and will promptly notify Seller in writing of any fact or occurrence that might cause any conditions to the financing provided for by the Commitment Letter not to be satisfied. Buyer agrees that it will not agree to any amendments or modifications to the Commitment Letter providing for an increase in the aggregate amount of financing contemplated thereby to an amount exceeding $200,000,000 (the "Financing Ceiling") or to eliminate or reduce the equity investment to be made in Buyer to an amount below
        $125,000,000 (the "Equity Investment"). In the event that Buyer determines to pursue financing in lieu of the financing contemplated by the Commitment Letter, Buyer agrees that it will not seek financing with respect to the transactions contemplated hereby that would exceed the Financing Ceiling or that would permit Buyer to consummate the transactions contemplated hereby without the Equity Investment having been made.

                 5.2.7. Return of Privileged Documents. In the event that Seller inadvertently furnishes to Buyer any Privileged Documents, Buyer agrees to use its Best Efforts to protect and preserve the privilege applicable to such Privileged Documents at Seller's expense and to promptly return the same to Seller immediately upon Seller's request.

                 5.2.8. Amendment to Holdco Certificate of Incorporation. At Closing or within five (5) business days thereof, Buyer shall cause an amendment to the Certificate of Incorporation of Holdco to be filed with the Secretary of State of Utah changing the name of Holdco to a name that bears no resemblance to "PHC" or "Paracelsus."

         5.3.     Additional Covenants.

                 5.3.1. Hart Scott Rodino. Each of Buyer and Seller will, within five business days after executing this Agreement, prepare and file with the FTC and the DOJ the premerger notification form required under the HSR Act and a request for early termination of the waiting period. The Parties will further (i) discuss with each other any comments the reviewing Party may have; (ii) cooperate with each other in connection with such filings, which cooperation will include, but not be  limited  to,  furnishing  the other  with such  information  or documents  as  may be  reasonably  required  in  connection  with  such filings;  (iii)  promptly  file after any request by the FTC or the DOJ any appropriate information or documents so requested by FTC or the DOJ; and (iv) notify each other of any other communications with the FTC or the DOJ that relate to the transactions contemplated by this Agreement and, to the extent appropriate, permit the other to participate in any conferences with the FTC or the DOJ. The Parties will use Best Efforts to accelerate and obtain HSR Act clearance. Buyer and Seller will each pay one-half of the filing fee required by the HSR Act. Each of Buyer and Seller will pay its own expenses in connection with the preparation of the premerger notification form. The Parties will each pay one-half of the fees of any experts or advisers mutually retained to assist the parties to obtain HSR Act clearance.

                 5.3.2. Other Government Consents. Promptly following the execution of this Agreement, the Parties will proceed to prepare and file with the appropriate Governmental Authority any requests for approval or waiver (in addition to those specifically described above), if any, that are required from any Governmental Authority which may be necessary or appropriate or are reasonably deemed necessary or appropriate by a Party's counsel in connection with the transactions contemplated by this Agreement, including, without limitation, the consent of the FTC to the transfer of SLRMC, and the Parties will diligently and expeditiously prosecute and cooperate fully in the prosecution of such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers. Each Party shall, in good faith, take all reasonable steps that are within its power to cause to be satisfied the conditions precedent to its obligations or other Parties' obligations to close that are dependent upon its actions. Each Party shall cooperate fully with the other Parties to provide such support, assistance and information to the other Parties as may be reasonably requested by them in connection with its applications for all necessary Consents by Governmental Authorities and by private parties in connection with the transactions contemplated hereunder and to consult regularly with the other Parties in the preparation of any such applications or requests for consent. The Parties shall pay any and all customary fees and charges in connection with the foregoing. The Parties will use Best Efforts to obtain any Consents or Governmental Authorities required to be obtained in connection with the transactions contemplated hereby.

                 5.3.3. Best Efforts; No Inconsistent Action. Subject to the terms and conditions hereof, each Party will use its Best Efforts to effect the transactions contemplated by this Agreement and to fulfill the conditions to the obligations of the Parties hereto set forth in
        Article  VI  of  this   Agreement.   No  Party  will  take  any  action
        inconsistent with its obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated by this Agreement, except that nothing in this Section 5.3.3 will limit the rights of the Parties under Article VIII of this Agreement.

                 5.3.4. Press Releases. No press releases or other public announcements concerning the transactions contemplated by this Agreement may be made by any Party without the prior written consent of the other Party, which consent will not be unreasonably withheld; provided, however, that (i) Seller's consent shall not be required for Buyer to include the Facilities (by Facility name) in payer provider directories (both new and existing) and (ii) nothing in this provision will prevent a Party from making such releases or announcements as are necessary for a Party to satisfy its legal obligations or the requirements of the New York Stock Exchange, but in any such case the affected Party will promptly notify the other Party.

                 5.3.5. Stockholders Agreement. At Closing, Parent, Holdco, Buyer and certain other investors in Holdco shall enter into a Stockholders Agreement substantially on the terms specified in Exhibit
         F hereto.

                 5.3.6. Termination of Affiliate Transactions. Seller shall cause all Affiliate Transactions, including, without limitation, those listed in Schedule 5.3.6 to be cancelled, terminated, waived and released at or prior to the Closing without any consideration being paid or payable by the Business in respect thereof, pursuant to appropriate agreements or other instruments, in form and substance satisfactory to Buyer.

         5.4.     Tax Matters Covenants.

                 5.4.1. Code Section 338(h)(10) Election; Allocation of Transaction Consideration. PHC and Buyer shall jointly make an election under Section 338(h)(10) of the Code (and any comparable provision of applicable state or local income tax law) with respect to the purchase of the stock of Holdco by Buyer (and, at Buyer's Option, with respect to those lower-tier Subsidiaries of Holdco for which such an election may be made) and, as soon as practicable after the Closing shall mutually prepare a Form 8023, with all attachments (the "8023 Statement") and shall cooperate with each other to take all actions necessary and appropriate (including filing such additional forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely election, in accordance with the provisions of Treas. Reg. ss. 1.338(h)(10)-1 (or any comparable provisions of state or local tax law) or any successor provisions (the "Election"). The Buyer shall make an allocation of that portion of what it estimates will be the Modified ADSP (as defined in Treas. Reg. ss. 1.338(h)(10)) allocable to assets of Class I, II, and III (as defined in Treas. Reg. ss. 1.338(b)-2T) among the Assets and among the properties of each subsidiary corporation for which an Election is made that are Class I, II, or III assets (the "Initial Allocation"). The Initial Allocation shall be submitted to PHC within 90 days of Closing. If PHC agrees with the Initial Allocation (or fails to notify Buyer of any disagreement within 30 days of receipt of the Initial Allocation) such allocation shall be the basis for allocating the Modified ADSP once the Adjusted Cash Purchase Price has been determined. If PHC disagrees with the Initial Allocation, Buyer and PHC shall attempt to resolve their differences during the 30 day period following PHC's giving notice of the disagreement to Buyer. If the Parties are unable to resolve their differences during such 30 day period, the differences shall be resolved by a mutually agreed upon mediator within 180 days of Closing. If the Parties are unable to agree on a mediator, it shall be a national accounting firm mutually agreed upon by the independent accounting firms which audit PHC and Buyer and the differences shall be resolved within 180 days of Closing. Nothing in this Section 5.4.1 shall prevent the parties from agreeing to vary the timing requirements herein to make an Election under any Applicable Law.

                 After the later of the determination of the Adjusted Cash Purchase Price and the determination of Initial Allocation, but in no event later than 70 days prior to the due date of the Form 8023, the Buyer shall prepare, and submit to PHC, a draft of Form 8023 based upon the Initial Allocation and the Adjusted Cash Purchase Price. If PHC accepts the draft Form 8023 (or fails to notify Buyer of any disagreement within 15 days of receipt of the draft Form 8023) such draft shall be the basis for the Form 8023 filed with the IRS. If PHC disagrees with the draft Form 8023, Buyer and PHC shall attempt to resolve their differences during the 15 day period following PHC's giving notice of the disagreement to Buyer. If the Parties are unable to resolve their differences during such 15 day period, the differences shall be resolved by a mutually agreed upon mediator not later than 10 days prior to the due date of the Form 8023. If the Parties are unable to agree on a mediator, it shall be a national accounting firm mutually agreed upon by the independent accounting firms which audit PHC and Buyer and the differences shall be resolved not later than 10 days prior to the due date of the Form 8023.

                 5.4.2. Transferors' Taxes and Returns. Tax Returns and Taxes of the Transferors will be the responsibility of Parent and the Transferors, except that (i) Buyer shall pay any sales or use Taxes related to the transfers of assets or property in connection with the Pre-Closing Transactions and (ii) any other transfer or recordation taxes shall be allocated between the Buyer and the Transferor in the manner customary in the taxing jurisdiction.

                 5.4.3.  PHC's  Returns for Tax Periods  Including  the Closing
        Date. PHC will include the income of the Transferred Corporation (including any deferred income triggered into income by Treas. Reg. ss. 1.1502-13 and Treas. Reg. ss. 1.1502-14, any excess loss accounts taken into income under Treas. Reg. ss. 1.1502-19 and any income from the deemed sale of assets pursuant to the Election) for the Transferred Corporation's tax periods ending on and including the Closing Date on PHC's consolidated federal and applicable state and local income Tax Returns that include the Closing Date and pay any income Taxes attributable to such income. Holdco and its Affiliates will furnish Tax information to PHC for inclusion in such Tax Returns for the period which includes the Closing Date in general accordance with the past custom and practice of PHC and its Subsidiaries. PHC will allow the Buyer an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent that they relate to the Transferred Corporation. Except to the extent consistent with past practice, or required by applicable law, PHC and its Affiliates will take no position on such Tax Returns that relates to the Transferred Corporation that would adversely affect the Transferred Corporation after the Closing Date. The income of the Transferred Corporation will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Transferred Corporation as of the end of the Closing Date.

                 5.4.4. Tax Periods Ending on or Before the Closing Date. Parent shall prepare or cause to be prepared and file or cause to be filed all income Tax Returns for the Transferred Corporation for all periods ending on or prior to the Closing Date which are due after the Closing Date. Buyer shall provide (or shall cause its Subsidiaries to provide) (i) cooperation in the preparation and filing of such Tax Returns, which shall include reasonable access to the books and records of its Subsidiaries, and (ii) such powers of attorney or other instruments as are necessary to file such Tax Returns (including, if necessary, causing an appropriate authorized officer of the Transferred Corporation to sign the return). Parent shall reimburse Buyer for Taxes of the Transferred Corporation with respect to such periods within fifteen (15) days after payment by Buyer or its Affiliates to the extent such Taxes are not reflected in Taxes payable (rather than in any general Tax reserve or any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the balance sheet as of the Closing Date.

                 5.4.5. Tax Periods Beginning Before and Ending After the Closing Date.
                 (a) Any Tax period of a Transferor or of a Transferred Corporation that both begins before and ends after the Closing Date is referred to in this Section 5.4 as a "Straddle Period."
                          (i) Buyer shall  prepare or cause to be prepared  and
                 file or  cause to be  filed  any Tax  Returns  due  after  the
                 Closing  Date  with   respect  to  Straddle   Periods  of  the
                 Transferred Corporation and shall provide Parent with adequate opportunity to review and comment on such Tax Returns prior to their due date. Upon notice from Buyer, the Parent shall pay to Buyer, prior to the due date of any such Tax Returns, the portion of the Taxes due on such Tax Returns that are attributable to the portion of the Straddle Period ending on the Closing Date.
                          (ii) Parent shall prepare or cause to be prepared and
                 file or cause to be filed any Tax Returns due on or before the
                 Closing  Date  with   respect  to  Straddle   Periods  of  the
                 Transferred Corporation and shall provide Buyer with adequate opportunity to review and comment on such Tax Returns prior to their due date (unless filed prior to the date of this Agreement). Upon notice from Parent, the Buyer shall pay to Parent prior to the due date of any such Tax Returns (or, if later, on the Closing Date), the portion of the Taxes due on such Tax Returns that are attributable to the portion of the Straddle Period following the Closing Date.
                           (iii) Buyer shall prepare or cause to be prepared and
                 file or cause to be filed any Tax Returns due after the Closing Date with respect to Straddle Periods of Transferors, other than PHC Holdings, for Taxes not measured by income imposed with respect to its Business or Assets and shall provide Parent with adequate opportunity to review and comment on such Tax Returns prior to their due date. Upon notice from Buyer, Parent shall pay to Buyer, prior to the due date of any such Tax Returns, the portion of the Taxes due on such Tax Returns that are attributable to the portion of the Straddle Period ending on the Closing Date.

                          (iv) Parent shall prepare or cause to be prepared and
                 file or cause to be filed any Tax Returns due on or before the Closing Date with respect to Straddle Periods of the Transferors imposed with respect to its Business or Assets and shall provide Buyer with adequate opportunity to review and comment on such Tax Returns prior to their due date (unless filed prior to the date of this Agreement). Upon notice from Parent, the Buyer shall pay to Parent prior to the due date of any such Tax Returns (of, if later, on the Closing Date),  the portion  of the  Taxes  due  on  such  Tax  Returns  that  are attributable to the portion of the Straddle  Period  following the Closing Date.
                          (v) Parent shall  prepare or cause to be prepared and
                 file or cause to be  filed  all  income  Tax  Returns  for the
                  Transferors with respect to Straddle Periods.
                 (b) Except as  provided  in the final  sentence of this (b) of
        Section 5.4, for purposes of Section 5.4.5(a) in the case of any sales and use, income, gross receipts, franchise or similar taxes that are imposed on a periodic basis and payable for a Straddle Period, the portion of such Taxes attributable to the portion of the Straddle Period ending on the Closing Date shall be deemed equal to the amount which would be payable if the relevant Straddle Period ended on the Closing Date. Any deductions, credits, or other items relating to a Straddle Period shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practice of Parent and its Affiliates.
        Notwithstanding  the preceding  sentences of this (b),  Taxes which are described in Section 5.4.2 and are reportable on a Tax Return described in (a) of this Section  5.4.5 shall (i) be treated as  attributable  to the portion of the Straddle Period ending on the Closing Date to the extent they are the responsibility of the Parent under Section 5.4.2 and (ii) not be treated as attributable to the portion of the Straddle Period ending on the Closing Date to the extent they are the responsibility of the Buyer under Section 5.4.2.

                 (c) For purposes of Section 5.4.5(a), in the case of any Taxes payable for a Straddle Period (other than those described in Section 5.4.5(b)) that are imposed on a periodic basis and with respect to the business or assets of the Transferors or the Transferred Corporation, the portion of such Taxes attributable to the portion of the Straddle Period ending on the Closing Date shall be deemed equal to the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding Tax period) multiplied by a fraction the numerator of which is the number of calendar days in the portion of the Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period.

                  5.4.6.   Cooperation on Tax Matters.

                          (i) Buyer, Parent, and their respective  Subsidiaries
                 shall cooperate fully, as and to the extent reasonably requested by any Party, in connection with the filing of Tax Returns pursuant to this Section 5.4 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
                          (ii) Buyer, Parent, and their respective Subsidiaries
                 further agree, upon request, to use their best efforts without
                incurring   unreasonable   cost  or   expense  to  obtain  any
                 certificate or other document from any governmental  authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated hereby.
                          (iii) Buyer, Parent and their respective Subsidiaries
                 further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.
                          (iv) Buyer, Parent and their respective  Subsidiaries
                 shall take all actions necessary to cause Buyer to replace PHC Utah as the Tax Matters Partner for Sandy City ASC, LLC effective as of the Closing Date.
                 5.4.7. Tax Sharing Agreements. All Tax allocation, sharing agreements or similar agreements with respect to or relating to the Transferred Corporation or (to the extent Parent or any of Parent's Subsidiaries is a party to such Agreement) LLC Entity shall be terminated as of the Closing Date and, after the Closing Date, the Transferred Corporation or LLC Entity shall not be bound thereby or have any liability thereunder.

                 5.4.8. Audits. Parent will promptly inform Buyer of any audit commenced by a Taxing Authority with respect to a Tax Return filed pursuant to Section 5.4.3, Section 5.4.4 or Section 5.4.5 above. Buyer will promptly inform Parent of (a) any audit commenced by a Taxing Authority with respect to a Tax Return filed pursuant to Section 5.4.5 above and (b) any issue raised with respect to an audit of a return filed pursuant to Section 5.4.5 above which relates (i) to a transaction occurring on or before the Closing Date or (ii) to an item or items which cannot be specifically allocated to either the period ending on the Closing Date or the period beginning on the day after the Closing Date or (iii) which would otherwise affect the amount of Tax allocated to the period ending on the Closing Date. Parent shall have the right (but not the obligation) to control that portion of the defense of any such audit or resulting litigation (using counsel of its choice, paid for by Parent), and to settle any such issue raised on any terms in its sole discretion. Each Party shall cooperate with the other in the defense of any such audit as such Party may reasonably request. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                 5.4.9. Carrybacks. Except to the extent required by law, Parent will not cause any Tax item or attribute of the Transferred Corporation to be carried back from a tax period beginning after Closing to a tax period ending on or before the Closing without the express written permission of Buyer. Parent shall not file or cause to be filed any Tax Return that includes any such carryback following receipt of permission granted pursuant to the preceding sentence without the prior written consent of Buyer. Parent, Buyer and their respective Subsidiaries shall not file or cause to be filed any Tax Return with respect to any taxable year or other taxable period beginning after the Closing Date which reflects positions which are (i) inconsistent with the tax reporting contemplated by sections 5.4.1 through 5.4.5 for the transactions pursuant to this Agreement and (ii) could reasonably be expected adversely to affect the liability of the other Party or any of its Affiliates with respect to Taxes.
                 5.4.10. LLC Entity Tax Years Beginning Before and Ending After Closing. The Taxable income or loss for an LLC Entity's Taxable year which includes (but does not end on) the Closing Date shall be apportioned between the Transferor (which owned the interest in the LLC Entity prior to its transfer to Holdco) and Holdco in a manner mutually acceptable to Buyer and Seller. If Buyer and Seller are unable to agree on a method of allocation, (i) any income or loss associated with a transaction outside the ordinary course of business and involving gross proceeds in excess of $100,000 shall be allocated to the person who owned the interest on the date the extraordinary transaction occurred and (ii) the balance of the taxable income or loss shall be pro rated between the Transferor and Holdco based on the number of days they owned the interest in the LLC Entity; provided, however, that if the bases of an LLC Entity's assets are changed as a result of the transfer of the interest to Holdco or the Section 338(h)(10) election (i.e., there is an election under Section 754 of the Code), depreciation deductions shall be apportioned between the Transferor and Holdco based on a closing of the books methodology.
                  5.4.11.  Tax Indemnification.
                 (a) Notwithstanding anything in this Agreement to the contrary, Parent and Seller, jointly and severally, shall indemnify the Buyer Indemnitees and hold them harmless from and against and pay or reimburse the Buyer Indemnitees for, any and all Losses resulting from or arising out of: (i) all liability for Taxes with respect to Seller and any of its Affiliates for all taxable periods ending on or prior to the Closing Date and the portion of any Straddle Period ending on (and including) the Closing Date ("Pre-Closing Tax Period"), including, without limitation, any liability for Taxes imposed with respect to Holdco and its Subsidiaries pursuant to Treas. Reg. ss. 1.1502-6 (or a comparable provision under state or local tax law), (ii) all liability for Taxes with respect to Seller and any of its Affiliates imposed with respect to Holdco and its Subsidiaries pursuant to Treas. Reg. ss. 1.1502-6 (or a comparable provision under state or local tax law ) for a taxable year that includes, but does not end on, the Closing Date,
        (iii) all liability for Taxes accruing on or before the Closing Date which result from (A) the deemed sale of assets pursuant to the election to be made by the Buyer and the Seller pursuant to Section 338(h)(10) of the Code, as contemplated by Section 5.4.1 of this Agreement and (B) the deemed sale of assets pursuant to any comparable elections under state or local tax laws, and (iv) Seller's share of all Taxes under Section 5.4.2 hereof.
                 (b) For purposes of this Section 5.4.11, the portion of any Taxes for any Straddle Period which is attributable to the portion of the Straddle Period ending on (and including) the Closing Date shall be computed as set forth in Section 5.4.5.
                 5.4.12.  Procedures Relating to Indemnification of Tax Claims.
                 (a) If a claim for Taxes shall be made by any Taxing Authority in writing, which, if successful, might result in an indemnity payment pursuant to Section 5.4.11, the Buyer ("Indemnified Party") shall, within 90 days of such written claim, notify the Seller ("Indemnifying
         Party") in writing of such claim (a "Tax Claim").
                 (b) With respect to any Tax Claim which might result in an indemnity payment to the Buyer Indemnitees thereof pursuant to Section
        5.4.11, except as provided in the final sentence of this (b), Seller shall control all proceedings taken in connection with such Tax Claim and, without limiting the foregoing, may in its sole discretion and at its sole expense pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest such Tax Claim. In connection with such proceedings,
        (i) Seller shall keep the Buyer informed of all significant developments and events relating to such Tax Claim and (ii) the Buyer shall have the right to participate in (but not control) any such proceedings. The Buyer shall cooperate with Seller and Holdco in contesting such Tax claim. The contest of any Tax Claim that relates to
        (A) Taxes  which are being  shared by the Seller and Buyer  pursuant to
        Section 5.4.2, (B) Taxes for a Straddle Period of the Transferred Corporation, or (C) Taxes for a Straddle Period of a Transferor (other than Taxes with respect to a Tax Return described in (a)(v) of Section 5.4.5) shall be jointly controlled by the Buyer and Seller.

                                   ARTICLE VI.

                              CONDITIONS PRECEDENT

        6.1. Conditions to Obligations of Each Party. The obligations of the Parties to consummate the transactions contemplated hereby shall be subject to the fulfillment or (to the extent permitted by Applicable Law) waiver on or prior to the Closing Date of the following conditions:

                 6.1.1.   HSR   Action   Notification.   In   respect   of  the
        notifications of Buyer and Seller pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or been terminated.

                 6.1.2. No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority that shall have become final and non-appealable. No court or other Governmental Authority shall have determined any Applicable Law to make illegal the consummation of the transactions contemplated hereby or by the Collateral Agreements, and no Litigation or proceeding with respect to the application of any such Applicable Law to such effect or seeking to restrain, enjoin or otherwise prohibit the transactions contemplated hereby, shall be pending.

                 6.1.3. Government Approvals. The Parties shall have obtained all Governmental Approvals required to be obtained in order to permit consummation of the transactions contemplated by this Agreement, in usual and customary form or in such other form as may be satisfactory to each of the Parties in its reasonable discretion.

        6.2. Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the transactions contemplated hereby shall be subjectto the fulfillment (or waiver by the Buyer) on or prior to the Closing Date of the following additional conditions, which the Seller agrees to use reasonable good faith efforts to cause to be fulfilled:

                 6.2.1. Representations, Performance. The representations and warranties of the Seller contained in this Agreement, without giving effect to any revisions or supplements to the Schedules authorized by
        Section 5.1.4., (i) shall be true and correct in all respects (in the case of any representation or warranty containing any materiality or Material Adverse Effect qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof, and (ii) shall be repeated and shall be true and correct in all respects (in the case of any representation or warranty containing any materiality or Material Adverse Effect qualification) or in all material respects (in the case of any representation or warranty without any materiality or Material Adverse Effect qualification) on and as of the Closing Date with the same effect as though made on and as of the Closing Date provided, however, that this condition shall be deemed satisfied unless the failure or failures of such representations and warranties to be so true and correct (disregarding for this purpose all qualifications in such representations and warranties relating to materiality, Material Adverse Effect and knowledge), in the aggregate, would have a Material Adverse Effect. Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date. Seller shall have delivered to the Buyer a certificate, dated the Closing Date and signed by its duly authorized officers, to the foregoing effect.

                 6.2.2. Collateral Agreements. Seller shall have delivered to Buyer each of the Collateral Agreements to which Seller is a party.

                 6.2.3. Reorganization. Seller shall have consummated the Pre-Closing Transactions as contemplated by Section 2.1 above.

                 6.2.4. No Material Adverse Effect. There shall not have been, since the date of this Agreement, any event or occurrence which has had or would reasonably be expected to result in a Material Adverse Effect on Seller.

                 6.2.5. Title Commitment. Buyer shall have received the Title Commitment and the Survey required pursuant to Section 5.1.7 hereof, each in form and substance reasonably satisfactory to Buyer, and the Title Company will have extended the effective date thereof to the Closing Date and will be committed to issue its title insurance policy pursuant to such Title Commitment.

                 6.2.6. Consents. Seller shall have provided to Buyer evidence, in form and substance reasonably satisfactory to Buyer, that all material Consents of third Persons, including, without limitation, any Consents required to assign the Material Contracts, have been obtained or given in accordance with this Agreement.

                 6.2.7. FIRPTA Affidavit. Seller shall have delivered to Buyer an affidavit, in a form reasonably satisfactory to Buyer, stating under penalties of perjury each of the Sellers' taxpayer identification numbers and that none of the Sellers is a foreign person within the meaning of Section 1445(b)(2) of the Code (the "FIRPTA Affidavit"); provided, however, that if the Seller fails to provide the FIRPTA Affidavit, the transaction shall nonetheless close and Buyer shall withhold and pay over to the appropriate Taxing Authority the amount required to be withheld under Section 1445 of the Code as determined by Buyer.

                 6.2.8.  Financing.  Provided  Buyer has complied  with Section
        5.2.6 hereof, Buyer shall have received the proceeds under the Commitment Letter or other financing agreements satisfactory to Buyer.

        6.3. Conditions to Obligations of the Seller. The obligation of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by Seller), on or prior to the Closing Date, of the following additional conditions which Buyer agrees to use reasonable good faith efforts to cause to be fulfilled.

                 6.3.1. Representations, Performance, etc. The representation and warranties of Buyer contained in this Agreement and the Collateral Agreements (i) shall be true and correct in all respects (in the case of any representation or warranty containing any materiality or Material Adverse Effect qualification) or in all material respects (in the case of any representation or warranty without any materiality or Material Adverse Effect qualification) at and as of the date hereof and
        (ii) shall be repeated and shall be true and correct in all respects (in the case of any representation or warranty containing any materiality or Material Adverse Effect qualification) or in all material respects (in the case of any representation or warranty without any materiality or Material Adverse Effect qualification) on and as of the Closing Date with the same effect as though made at and as of such time provided, however, that this condition shall be deemed satisfied unless the failure or failures of such representations and warranties to be so true and correct (disregarding for this purpose all qualifications in such representations and warranties relating to materiality, Material Adverse Effect and knowledge), in the aggregate, would have a Material Adverse Effect. Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Collateral Agreements to be performed or complied with by it prior to or on the Closing Date. Buyer shall have delivered to Seller a certificate, dated the Closing Date and signed by its duly authorized officer, to the foregoing effect.

                 6.3.2. Collateral Agreements. Buyer shall have delivered to Seller each of the Collateral Agreements to which Buyer is a party.

                 6.3.3. Letter of Credit. Buyer shall have replaced the Letter of Credit and shall have caused Seller to be released from all liabilities and obligations with respect thereto.

                 6.3.4. Buyer's Certificate. Buyer shall have delivered to Seller the Buyer's Certificate.

                                  ARTICLE VII.

                      EMPLOYEES AND EMPLOYEE BENEFIT PLANS

         7.1.     Employment of Seller's Employees.

                          (a) Effective as of the Closing Date, Buyer shall offer employment to all employees of each Seller engaged in the Business or who are otherwise listed on Schedule 7.1
                 hereto  (the  "Offerees"),   at  wage  or  salary  levels,  as
                applicable,  and with  employee  benefits  no less than  those currently  in effect for the  Offerees.  Those  employees  who accept such offers of employment effective as of the Closing Date shall be referred to herein as the "Transferred Employees." Buyer acknowledges and agrees that solely for purposes of the WARN Act, any person who is an employee of Seller and who is engaged in the Business (other than part-time employees as defined under the WARN Act) as of the Closing Date shall be deemed an employee of Buyer for purposes of the WARN Act on the Closing Date. With respect to such "deemed" employees, Buyer further agrees and acknowledges that Buyer will be responsible for all applicable notices and liabilities under the WARN Act resulting from the termination of any such employees on and after the Closing Date.

                          (b) As of the  Closing  Date,  Buyer  shall adopt and
                  maintain  (without   substantial  changes  except  as  may  be
                 required by applicable law) for a period of at least one year from the Closing Date the terms and conditions of Seller's
                 policies   providing  for  severance   benefits  described  on
                 Schedule 4.1.22(a) (hereinafter called the "Severance Plan") for the Transferred Employees. For purposes of determining benefits under the Severance Plan, the Transferred Employees
                 will  be  credited   with  all  service  with  Seller  or  its
                 Affiliates. On and after the Closing Date, Buyer shall be solely responsible and liable for benefits that are payable under the Severance Plan (but only if severance occurs after the Closing Date), as modified as necessary to reflect Buyer's adoption of the Severance Plan.

                          (c) As of the Closing Date, Buyer shall assume all of
                 the Seller's obligations with respect to accrued but unpaid vacation for Transferred Employees as accrued on the books of
                  Seller and any accrued sick pay for Transferred Employees.

                          (d) Buyer will adopt an employee pension benefit plan
                 (as such term is defined in section 3(2) of ERISA ("Buyer's 401(k) Plan") that is no less favorable to the Transferred Employees than Seller's 401(k) Plan described on Schedule 4.1.22(a) ("Seller's 401(k) Plan"). All Transferred Employees who were participants in Seller's 401(k) Plan prior to Closing shall become participants in Buyer's 401(k) Plan as of Closing. Subject to Buyer's completion of due diligence with respect to Seller's 401(k) Plan, which shall occur as soon as reasonably possible following the date hereof, Buyer shall submit an application for a favorable  determination letter to the IRS on  Buyer's  401(k)  Plan  and,  contingent  upon  the receipt of such favorable  determination letter, Seller shall, upon completion of the voluntary compliance audit with respect to the Seller's plan under the IRS walk-in closing agreement program, transfer all the assets attributable to the accounts (both vested and unvested) of the Transferred Employees to Buyer's 401(k) Plan in a manner that is in compliance with
                 Section 414(l) of the Code. Buyer's 401(k) Plan shall at all times be maintained in compliance with the Code and ERISA. Seller will provide copies of all plan documents, summary plan descriptions and other records pertaining to Seller's 401(k) Plan which will be necessary for the administration of Buyer's 401(k) Plan for the Transferred Employees.

         7.2.     Welfare and Fringe Benefit Plans.

                          (a) Effective as of the Closing Date, Buyer shall assume, with respect to the Transferred Employees and their dependents and beneficiaries Seller's medical benefit plan described on Schedule 4.1.22(a) (the "Medical Benefit Plan"). In addition, Buyer shall provide the Transferred Employees and their dependents and beneficiaries coverage commencing on the Closing Date under group life, short-term disability and long-term disability plans established by Buyer for such Persons who for all purposes of this Section will be credited with all service with Seller or its Affiliates, provided that,
                from  and  after  the  Closing   Date,   Seller  shall  remain
                 responsible  for  any  and all  Benefit  Liabilities  to or in
                 respect of the Employees or their beneficiaries or dependents relating to or arising in connection with any claims for life, disability, accidental death or dismemberment, supplemental unemployment compensation, medical, dental, hospitalization, other health or other welfare or fringe benefits or expense reimbursements, to the extent such claims relate to or are based upon medical, dental, hospitalization or health services provided prior to the Closing Date and are not included in Net Working Capital or in connection with the requirements of
                 Section 4980B of the Code to provide continuation of health care coverage under any Employee Benefit Plan in respect of Employees to the extent such Benefit Liabilities relate to terminations of employment occurring on or prior to the Closing Date. With respect to any Employee Benefit Plan that is subject to Section 125 of the Code, Seller shall transfer assets equal to the aggregate account balances of all Transferred Employees, as of the Closing Date, to Buyer or shall take other action mutually agreed to by Buyer and Seller to avoid the loss by Transferred Employees of any part of such balances.

                          (b) From and after the Closing  Date,  Buyer shall be
                 responsible for any and all Benefit Liabilities that relate to the period from and after the Closing Date (other than any Excluded Liabilities) relating to or arising in connection with the requirements of Section 4980B of the Code to provide continuation of health care coverage under any Employee Benefit Plan in respect of Transferred Employees, including the former Employees set forth on Schedule 7.2, any other Employees whose employment with Seller terminates between the date hereof and the Closing Date (a list of whom shall be provided to Buyer at or prior to the Closing), and the beneficiaries and covered dependents of any of the foregoing persons.

                          (c) Buyer shall provide the appropriate notices required under Section 4980B of the Code with respect to continuation of health care coverage under any Employee Benefit Plan in respect of Transferred Employees, their beneficiaries and covered dependents.

        7.3. Workers' Compensation. From and after the Closing Date, Buyer shall be responsible for any and all Benefit Liabilities to orin respect of any transferred Employee relating to or arising in connection with any and all claims for workers' compensation benefits or benefits for work-related injuries or illnesses that are covered under any occupational benefits plan of Seller) that relate to the period from and after the Closing Date.

         7.4. Employment Taxes. To the extent permitted by law, Seller will and Buyer will (i) treat Buyer as a "successor employer" and the Seller as a "predecessor," within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Transferred Employees who are employed by the Buyer for purposes of Taxes imposed under the United States Federal Unemployment Tax Act ("FUTA") or the United States Federal Insurance Contributions Act ("FICA") and
(ii) and cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W2 with respect to each such Transferred Employee for the calendar year within which the Closing Date occurs.

         7.5. No Continuing Obligation. Subject to Buyer's obligations pursuant to Section 9.3 below, this Agreement (a) shall not require Buyer, Holdco or any of their respective subsidiaries to employ any Employee on or after the Closing Date or (b) constitute a guarantee of continuing employment to any Transferred Employee.

                                  ARTICLE VIII.

                                   TERMINATION

        8.1. Termination. This Agreement may be terminated at any time prior to the Closing Date:

                          (a) by the written agreement of Buyer and the Seller; or

                          (b) by either  Seller or Buyer by  written  notice to
                 the other (a "Termination Notice") if the Closing has failed to occur on or before 5:00 P.M. Houston, Texas time on November 30, 1999, (or such later date as Seller and Buyer shall agree in writing), except that neither Buyer nor Seller shall terminate this Agreement by delivery of a Termination Notice while such Party is in breach or default of its obligations hereunder.

        8.2. Break-Up Fee. In the event that the Closing does not occur for any reason other than as a result of (a) Seller's inability to satisfy the conditions set forth in Sections 6.2.1 or 6.2.4 or (b) the inability of the Parties to satisfy the conditions set forth in Sections 6.1.1, 6.1.2 or 6.1.3 (and provided Seller is ready, willing and able, assuming compliance by Buyer with its obligations hereunder, to satisfy the conditions set forth in Sections 6.2.2, 6.2.3, 6.2.5 and 6.2.6), including any termination of this Agreement by Buyer as a result thereof, then Buyer shall pay or cause to be paid to Seller, in same day funds, upon demand, as liquidated damages and not as a penalty, the sum of $7,500,000. The Parties acknowledge and agree that the actual damages resulting from the failure of the Closing to occur for the reasons set forth above, would be difficult or impracticable to calculate and that, in light of the circumstances, the foregoing represents a reasonable approximation of such damages and shall be in lieu of other damages in respect of such occurrence. Upon payment of such amount, Buyer shall have no further obligation hereunder, except as provided in Section 8.3 hereof.

         8.3. Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of Section 8.1 this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any Party hereto, or anyof its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates, except for any liability resulting from such Party's breach of this Agreement, provided however, that the provisions of
Section 5.2.4, 5.3.4, 8.2 and 11.1 shall survive the termination of this Agreement.

                                   ARTICLE IX.

                              ADDITIONAL AGREEMENTS

         9.1. Seller's Cost Reports. Seller will prepare and file all terminating cost reports inconnection with Current Program Receivables with the applicable agencies and shall provide Buyer with a copy thereof (the "Seller Cost Reports"). Such Seller Cost Reports shall be, in all material respects, prepared and filed in accordance with all Applicable Laws. Buyer shall forward to Seller any and all correspondence relating to the Seller Cost Reports within three (3)Business Days after receipt by Buyer. Buyer shall retain all rights to the Current Program Receivables and to the Seller Cost Reports including, without limitation, the right to appeal any Medicare determinations relating to the Current Program Receivables and Seller Cost Reports. Seller shall retain the originals of the Seller Cost Reports, correspondence, work papers and other documents relating to Seller Cost Reports and the Current Program Receivables.
Seller will furnish copies of such documents to Buyer prior to Closing.

        9.2. Misdirected Payments. Seller and Buyer covenant and agree to remit, within three (3) days after receipt, to the other any payments received, which payments are on or in respect of accounts or notes receivable owned by (or are otherwise payable to) the other.

        9.3. WARN Act. Buyer agrees and acknowledges that the purchase of the Assets constitutes the sale of one or more businesses within the meaning of the WARN Act and the rules and regulations promulgated thereunder. Anything in this Agreement to the contrary notwithstanding, Buyer agrees and acknowledges that for purposes of the WARN Act, any person who is an employee of a Seller (other than part-time employees as defined under the WARN Act) at a Facility as of the Closing Date (which shall constitute the effective date of the sale within the meaning of the WARN Act) shall be considered an employee of Buyer immediately upon the Closing. With respect to such "deemed" employees, Buyer further agrees and acknowledges that Buyer will be responsible for all applicable notices and liabilities under the WARN Act resulting from the termination of any such employees after the Closing Date.

         9.4. Power of Attorney for D.E.A. Registration Number(s) and Utah Pharmacy License(s). Buyer covenants that it shall promptly apply for all necessary DEA. registration(s) or Utah Pharmacy License(s) with respect to the Facilities as soon as possible. At or prior to Closing, Seller shall execute in favor of Buyer one or more Powers of Attorney for Order Forms authorizing Buyer or a representative of Buyer to execute applications for books of official order forms and to sign such order forms, under Seller's D.E.A.Registration Number(s) or Seller's Pharmacy License(s) as required for all necessary controlled substances on an interim basis until such time as Buyer shall receive approval of all necessary D.E.A. registration(s) or Utah Pharmacy License(s). Seller covenants that it shall cooperate with Buyer and provide such information as Buyer may reasonably request in making all such applications for registration or licensing.

         9.5.     Covenant Not to Compete.

                 (a) Seller acknowledges that Buyer would be irreparably damaged if the knowledge of Seller of the business and affairs, trade secrets or confidential information of the Business were disclosed or utilized on behalf of any person which is in, or contemplates entering into, competition in any respect, directly or indirectly, with the Business. In furtherance of this Section 9.5 and to secure the interest of Buyer hereunder, Seller hereby covenants and agrees that, from and after the Closing and until the third anniversary of the Closing Date, Seller shall not, and shall cause each of its Affiliates not to, directly or indirectly, participate in the ownership, management, operation or control of, or be connected with or employed by, or act as a consultant for, or have any financial interest in or aid or knowingly assist anyone else in the conduct of, any business or entity which (i) is similar to the Business in the Salt Lake City, Utah region, or (ii) is actively pursuing the conduct of such business in such region; provided, however, that this Agreement shall not restrict or prohibit Seller or its Affiliates from (i) conducting any business of Seller or its Affiliates that is unrelated to the Business, in substantially the same manner as presently conducted (ii) owning, managing or operating the Excluded Assets, (iii) selling the business of Parent, whether by merger, sale of stock or assets or (iv) otherwise being the owner of up to 2% of any class of outstanding securities of any public company or entity.

                 (b) From and after the Closing Date, Seller shall not use for its benefit or disclose to any person, any proprietary information of the Business or information with respect to customers, suppliers, employees or financial affairs of the Business, or any other confidential matter, obtained or developed by any of them prior to the Closing Date with respect to any aspect of the Business.

                 (c) From and after the Closing Date until the third anniversary of the Closing Date, neither Seller shall, nor shall it permit of its Affiliates to, without the prior written consent of Buyer, solicit any person who is a Transferred Employee and continues to be an employee of the Business at the time of such proposed solicitation, or induce such person to terminate his or her employment with Buyer; provided, however, that Seller shall not be prohibited from conducting generalized solicitation for employees (which solicitations are not specifically targeted at Buyer employees) through the use of media advertisements, professional search firms or otherwise.

                 (d) Seller acknowledges and agrees that if it were to breach any provision of this Section 9.5, any remedy at law would be inadequate and that Buyer, in addition to seeking monetary damages in connection with any such breach, shall be entitled to specific performance, and injunctive and other equitable relief, without the necessity of posting any bond or other security, to prevent or restrain a breach of this Section 9.5 or to enforce the provisions hereof.

                 (e)  Seller  and  Buyer  intend  that the  provisions  of this
       Section 9.5 be enforced to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. If any provision of this Section 9.5, or any part hereof, shall be held by a court of competent jurisdiction to be invalid or unenforceable, this
        Section 9.5 shall be amended to revise the scope of such provision to make it enforceable, if possible, or to delete such provision or such part.

                                   ARTICLE X.

                                 INDEMNIFICATION

        10.1. Indemnification. For purposes of this Agreement, the term "Losses" means, any and all claims, liabilities, obligations, losses, fines, interests, penalties, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder. To the extent any Indemnification or Loss is governed by Section 5.4, this Section 10.1 shall not apply.

                          (a) By Parent and Seller.  Parent and Seller  jointly
                 and severally covenant and agree to defend, indemnify and hold harmless Buyer, its officers, directors, employees, and Affiliates (collectively, the "Buyer Indemnitees") from and against, and pay or reimburse the Buyer Indemnitees for, any and all Losses resulting from or arising out of:

                                  (i)  any  breach  of any  representation  or
                         warranty made by the Seller herein or under any Collateral Agreement (or any facts or circumstances constituting such breach);

                                   (ii) any  breach by Seller of its  covenants
                          or obligations under this Agreement or under any Collateral Agreement other than covenants or obligations to be performed by Holdco after the Closing;

                                    (iii)   the  Excluded  Liabilities,  other
                          than those set forth in Sections 2.5(j) and 2.5(m) or the Excluded Assets; or

                                   (iv) the Excluded  Liabilities  set forth in
Sections 2.5(j) and 2.5(m).

                          (b) By Buyer and  Holdco.  Buyer,  from and after the
                 date hereof, and Holdco, from and after the Closing, jointly and severally covenant and agree to defend, indemnify and hold harmless Seller and its officers, directors, employees, and Affiliates (collectively, the "Seller Indemnitees") from and against, and pay or reimburse the Seller Indemnitees for, any and all Losses resulting from or arising out of:

                                   (i)  any  breach  of any  representation  or
                          warranty by the Buyer made or contained in this Agreement or any Collateral Agreement (or any facts or circumstances constituting such breach);

                                   (ii) any breach by Buyer of its covenants or
                          obligations under this Agreement or any Collateral Agreement;

                                   (iii) the  Assumed  Liabilities  assumed  by
                          Holdco  pursuant  to  Section  2.4 and any  breach by
                          Holdco or its Subsidiaries of any covenants or obligations to be performed by any of them after the Closing under this Agreement or any Collateral Agreement; or

                                   (iv) the  operation of the Business by Buyer
                          or by Holdco or its Subsidiaries or Buyer's or Holdco's or its Subsidiaries' ownership, operation or
                          use  of  the  Assets   following  the  Closing  Date,
                         including,    without   limitation,   (A)   any   Tax
                          liabilities  arising in connection with operations of
                          the Business after the Closing Date and (B) any liabilities, including liabilities to customers of the Business or users of its products, or to employees, agents or contractors of the Business, in connection with the operation of the Business following the Closing Date;

                 it being understood that Holdco shall have no obligations or liabilities with respect to these indemnification provisions prior to the Closing or in the event that the Closing fails for any reason to occur.

                          (c)  Indemnification  Procedures.  In the case of any
                 claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any Litigation resulting therefrom, provided that
                 (i) the counsel for the  Indemnifying  Party who shall conduct
                 the   defense   of  such   Litigation   shall  be   reasonably
                satisfactory to the Indemnified Party and (ii) the Indemnified
                 Party may  participate  in such  defense  at such  Indemnified
                 Party's expense. Except with the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld, no Indemnifying Party, in the defense of any such Litigation, shall consent to entry of any judgment or enter into any settlement that (i) does not provide for the unconditional release of the Indemnified Party from all liability or (ii) provides that the Indemnified Party is subject to any contractual obligations following such settlement. The Indemnifying Party and the Indemnified Party shall cooperate in the defense of any Litigation subject to this Section 10.1 and the records of each shall be available to the other with respect to such defense and the Indemnifying Party's defense.

                          (d) WITHOUT  LIMITING OR  ENLARGING  THE SCOPE OF THE
                 INDEMNIFICATION, RELEASE AND ASSUMPTION OBLIGATIONS SET FORTH HEREIN, AN INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE INDEMNIFIABLE LOSS GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, GROSS, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF ANY LAW OF OR BY SUCH INDEMNIFIED PARTY. THE PARTIES AGREE THAT THIS STATEMENT CONSTITUTES A CONSPICUOUS LEGEND.

        10.2. Survival of Representations and Warranties, etc. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement for a period of two years from the Closing Date, provided, however, that the representations and warranties set forth in (i)Section 4.1.25 (Taxes), 4.1.8 (Government Program Participation), 4.1.9(Cost Reports), 4.1.10 (JCAHO Accreditation), 4.1.12 (Fraud and Abuse) and 4.1.13(Hill-Burton Loan) and 4.3.4 (Fraud and Abuse) hereof shall survive until one year after the expiration of the statute of limitations applicable to legal claims and causes of action arising from the matters referenced in such Section
(ii) Sections 4.1.15 and 4.1.18 hereof (Title to Assets) shall survive indefinitely and (iii)Section 4.1.22 (Employee Benefit Plans) shall survive for a period of three years from the Closing Date.

         10.3.    Limitations on Indemnification Provisions; Exclusive Remedy.

                 10.3.1. Limitation on Indemnification. No claim for indemnification by Buyer or Seller against the other party hereto shall be made unless: (i) each claim for Losses pursuant to Section 10.1(a)(i), 10.1(a)(iv) or 10.1(b)(i), as the case may be, resulting from a single inaccuracy or breach (or, if more than one claim for Losses are substantially similar in nature and arise from the same facts or circumstances, then the sum of such claims) is for Losses in an amount equal to or in excess of $250,000 (the "Minimum Claim Amount"), and (ii) the aggregate amount of claims pursuant to Section 10.1(a)(i), 10.1(a)(iv) or 10.1(b)(i) that exceed the Minimum Claim Amount exceed $2,500,000, at which time all claims pursuant to Section 10.1(a)(i), 10.1(a)(iv) or 10.1(b)(i), in excess of $2,500,000, including those used to aggregate the floor of $2,500,000, shall be subject to indemnification and recovery by the Indemnified Party to the extent herein provided. Notwithstanding the foregoing, for purposes of determining whether any breach or inaccuracy has occurred, all references to "Material Adverse Effect" or other materiality qualifiers in Article III or Article IV, as the case may be, shall be disregarded. No claim for indemnification pursuant to Section 10.1(a)(i), 10.1(a)(iv) or 10.1(b)(i) shall be effective unless such claim is made in writing and delivered to the Indemnifying Party hereunder prior to expiration of the survival period set forth in Section 10.2 hereof. The maximum  amount of liability by Seller and Buyer,  for  indemnification pursuant  to Sections  10.1(a)(i),  and  10.1(b)(i)  shall be an amount equal to 50% of the  Transaction  Consideration.  This  Section  10.3.1
        shall not apply to, and shall not limit, any claim for indemnification under Section 5.4 hereof.

                 10.3.2. Waiver of Non-Compensatory Damages. No Indemnified Party shall be entitled to recover from an Indemnifying Party for any losses, costs, expenses, or damages as to which indemnification is provided under this Agreement any amount in excess of the actual compensatory damages, court costs and reasonable attorney's fees, suffered by such party; and Buyer and Seller waive any right to recover punitive, special, exemplary and consequential damages arising in connection with or with respect to the indemnification provisions hereof.
                 10.3.3. Exclusive Remedy; Waiver and Release. The indemnifications under this Article X shall be Buyer's and Seller's sole and exclusive remedies, each against the other, with respect to matters arising under this Agreement, of any kind or nature, or relating to the Business, the ownership, operation, management, use or control of the Facilities. Buyer and Seller hereby waive and release any other rights, remedies, causes of action or claims that they have or that may arise against the other with respect to matters arising under this Agreement, of any kind or nature, or relating to the Business, the ownership, operation, management, use or control of the Facilities.

                                   ARTICLE XI.

                                  MISCELLANEOUS

        11.1. Expenses. Except as provided in Section 5.2.2, Seller, on the one hand, and Buyer, on the other hand, shall bear their respective expenses, costs and fees (including attorneys', auditors', investment bankers' or brokers and financing commitment fees) in connection with the transaction contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith (the "Transaction Expenses"), whether or not the transactions contemplated hereby shall be consummated, provided, however, that Seller shall bear all transfer, sales or excise Taxes arising out of the consummation of the transactions contemplated hereby,and Buyer and Seller shall each bear 50% of (i) the costs in connection with a dispute pursuant to Section 3.4(a)(ii) hereof, and (ii) costs to apply for and obtain Consents of Governmental Authorities required in connection with consummation of the transactions contemplated hereby (including under the HSR Act).

         11.2. Severability. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance,or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

         11.3. Notices. All notices, requests, demands, waivers and other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (iii) sent by next-day or overnight mail or delivery, or (iv) sent by telecopy or telegram.

                  (i)      if to the Buyer to,

                           JLL Hospital, LLC
                           c/o Joseph, Littlejohn & Levy
                           450 Lexington Avenue
                           New York, New York 10017
                           Attention:  Jeffrey Lightcap
                           Fax: (212) 286-8686

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           1 Rodney Square

                           P. O. Box 636
                           Wilmington, Delaware 19899
                           Attention: Robert B. Pincus, Esq.
                           Fax: (302) 651-3001

                  (ii)     if to the Seller,

                           Paracelsus Healthcare Corporation
                           515 W. Greens Road

                           Suite 800
                           Houston, TX  77067
                           Attn:  President
                           Fax:  (281) 774-5200

                           with a copy to:

                           Diana M. Hudson

                           Mayor, Day, Caldwell & Keeton, L.L.P.
                           700 Louisiana, Suite 1900
                           Houston, Texas 77002
                           Fax: (713) 225-7047

        or, in each case, at such other address as may be specified in writing to the other Parties hereto.

        All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the date of such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

        11.4.    Miscellaneous.

                 11.4.1. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

                 11.4.2. Entire Agreement. This Agreement (including the Schedules hereto) and the Collateral Agreements (when executed and delivered) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                 11.4.3. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

                 11.4.4. Governing Law, etc. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the conflict of laws rules thereof.

                 11.4.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

                 11.4.6. Assignment. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other party hereto provided that (a) Buyer shall be permitted to assign its rights hereunder to the lenders under its Credit Agreement or other financing source of Buyer or its Subsidiaries or (b) Seller shall be permitted to assign its rights hereunder to the lenders under the Senior Indebtedness.

                 11.4.7.  No Third Party  Beneficiaries.  Except as provided in
        Section 10.1 with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

                 11.4.8. Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

                 11.4.9. Specific Performance. Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the other parties hereto irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the other parties hereto shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance.

        IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of

The date first above written.
PARENT:                   PARACELSUS HEALTHCARE CORPORATION

                          By:
                          James G. VanDevender, Interim Chief Executive Officer
                                      and Chief Financial Officer

                          PHC/CHC HOLDINGS, INC.

                          By:
                           James G. VanDevender, President

SELLER:                    PHC-SALT LAKE CITY, INC.

                           By:
                           James G. VanDevender, Vice-President
                               and Chief Financial Officer

                           PARACELSUS PIONEER VALLEY HOSPITAL, INC.

                           By:
                           James G. VanDevender, Vice-President
                               and Chief Financial Officer

                           PHC-JORDAN VALLEY, INC.

                           By:
                           James G. VanDevender, Vice-President
                               and Chief Financial Officer

                           PIONEER VALLEY HEALTH PLAN, INC.

                           By:
                           James G. VanDevender, Vice-President

                           PARACELSUS PHC REGIONAL MEDICAL CENTER, INC.

                           By:
                           James G. VanDevender, President

                           PHC UTAH, INC.

                           By:
                           James G. VanDevender, Vice-President
                               and  Chief Financial Officer

                           PARACELSUS DAVIS HOSPITAL, INC.

                           By:
                           James G. VanDevender, Vice President
                           and Chief Financial Officer

                           PHC/PSYCHIATRIC HEALTHCARE CORPORATION

                           By:
                           James G. VanDevender, President

                             CLINICARE OF UTAH, INC.

                           By:
                           James G. VanDevender, President

BUYER:                     JLL HOSPITAL, LLC

                           By:
                           Jeffrey C. Lightcap, Authorized Person